UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANADIGICS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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141 Mt. Bethel Road, Warren, NJ 07059

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 2015

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS”), will be held on May 12, 2015 at 10:00 o’clock a.m. (E.S.T.), at the Hotel Indigo, 80 Allen Road, Basking Ridge, New Jersey 07920, for the purpose of considering and acting upon the following:

1)	The election of two Class II Directors of ANADIGICS to hold office until 2018.

2)	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of ANADIGICS for the year ending December 31, 2015.

3)	The approval, on an advisory basis, of the compensation of our Named Executive Officers.

4)	The approval of the 2016 Employee Stock Purchase Plan and the authorization of 5,000,000 shares to be issuable thereunder.

5)	The approval of the 2015 Long-Term Incentive and Share Award Plan and the authorization of 10,000,000 shares to be issuable thereunder.

6)	The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

The Board recommends a vote “FOR” the Director nominees and “FOR” Items 2, 3, 4, and 5.

Only stockholders of record at the close of business on March 19, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Admission to the Annual Meeting will be by ticket only. If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the Proxy Card (the “Proxy Card”) and retain the bottom portion of the Proxy Card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket. For at least ten (10) days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be open for the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at ANADIGICS’ headquarters, located at 141 Mt. Bethel Road, Warren, NJ 07059.

Stockholders are cordially invited to attend the Annual Meeting. However, whether or not a stockholder plans to attend, each stockholder is urged to sign, date, and return promptly the enclosed Proxy Card in the accompanying envelope.

By order of the Board of Directors, /s/ Kristina R. Brown Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 12, 2015:

The Annual Report, Notice of the 2015 Annual Meeting and Proxy Statement, and Proxy Statement of ANADIGICS are available at https://materials.proxyvote.com/032515 as of March 30, 2015.

ANADIGICS, Inc.
141 Mt. Bethel Road
Warren, NJ 07059

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS (the “Proxy Statement”)

SOLICITATION OF PROXIES

GENERAL INFORMATION

This Proxy Statement and the enclosed Proxy Card are furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ANADIGICS, Inc., a Delaware corporation (“ANADIGICS” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 12, 2015, at 10:00 o’clock a.m. (ET) (the “Annual Meeting”), at the Hotel Indigo, 80 Allen Road, Basking Ridge, New Jersey 07920, and at any adjournment of the Annual Meeting. Directions to the Hotel Indigo can be obtained at http://www.ihg.com/hotelindigo/hotels/us/en/basking-ridge/bskin/hoteldetail/directions.

The expenses of solicitation, including the cost of printing and mailing, will be paid by the Company. Officers and employees of the Company, without additional compensation, may solicit proxies personally, by telephone, email, or by facsimile. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse such entities for reasonable out-of-pocket expenses incurred by them in connection therewith.

NOTICE AND VOTING INSTRUCTIONS

Stockholders will receive either a Notice Card or a Proxy Card with overview information regarding the availability of proxy materials over the internet. Stockholders who have not already received and wish to receive a paper or email copy of the proxy materials must request one. There is no charge for requesting a copy. Requests can be made at the voting website, via telephone, or via email.

Voting by Internet: Please use the internet link and control number provided to you on your Notice Card or Proxy Card to vote online. You may vote until 11:59 p.m., (ET) on May 12, 2015. You will need the control number provided on your Notice Card or Proxy Card to access the website.

Voting by Telephone: Please call the toll-free telephone number provided on your Notice Card or Proxy Card. Telephone voting will be available until 11:59 p.m., (ET) on May 12, 2015. Detailed instructions will be provided during the call. The procedures are designed to authenticate votes cast by using the last four digits of a stockholder’s social security/taxpayer I.D. number.

Voting by Mail: Please request a hardcopy of the proxy materials, if you have not already received one. Then complete the Proxy Card, date and sign it, and return it in the envelope provided. Stockholders may also vote their shares in person at the Annual Meeting.

Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on March 19, 2015, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the Proxy Card enclosed with the Proxy Statement is their Annual Meeting entrance ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Investor Relations, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the registration desk on the day of the Annual Meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

At the Annual Meeting, stockholders will be asked to (i) elect two Class II Directors to hold office until 2018, (ii) ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015, (iii) approve, on an advisory basis, the compensation of our Named Executive Officers, (iv) approve the 2016 Employee Stock Purchase Plan and to authorize 5,000,000 shares to be issuable thereunder, and (v) approve the 2015 Long-Term Incentive and Share Award Plan and to authorize 10,000,000 shares to be issuable thereunder. Because many of our stockholders are unable to personally attend the Annual Meeting, the Board solicits the enclosed proxy so that each stockholder is given an opportunity to vote. This proxy enables each stockholder to vote on all matters which are scheduled to come before the meeting. When the Proxy Card is returned properly executed, the stockholder’s shares will be voted according to the stockholder’s directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed Proxy Card. If no choice has been specified, the shares will be voted (i) FOR the election of the Director nominees listed below, (ii) FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015,(iii) FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers, (iv) FOR the approval of the adoption of the 2016 Employee Stock Purchase Plan and the authorization of 5,000,000 shares to be issuable thereunder, and (v) FOR the approval of the adoption of the 2015 Long-Term Incentive and Share Award Plan and authorization of 10,000,000 shares to be issuable thereunder .

Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by the stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

The Board knows of no other business that will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

A proxy may be revoked by giving the Secretary of the Company written notice of revocation at any time before the voting of the shares represented by the proxy. A stockholder who attends the meeting may cancel a proxy at the meeting. Votes will be counted as the majority of the total votes specifically received/voted on each proposal.

ANNUAL MEETING QUORUM REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), entitled to vote (exclusive of shares held by or for the account of the Company) is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes shall be counted for purposes of determining whether a quorum is present. Only holders of record of Common Stock at the close of business on March 19, 2015 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

As of the Record Date, the Company had issued and outstanding approximately 87,672,839 shares of Common Stock. Each share of Common Stock entitles the holder to one vote upon each matter to be voted upon.

FORWARD-LOOKING INFORMATION

CERTAIN STATEMENTS IN THIS REPORT OR DOCUMENTS INCORPORATED HEREIN BY REFERENCE ARE FORWARD-LOOKING STATEMENTS (AS THAT TERM IS DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED) THAT INVOLVE RISKS AND UNCERTAINTIES. THESE FORWARD-LOOKING STATEMENTS CAN GENERALLY BE IDENTIFIED AS SUCH BECAUSE THE CONTEXT OF THE STATEMENT WILL INCLUDE WORDS SUCH AS WE "BELIEVE", "ANTICIPATE", "EXPECT" OR WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE OUR FUTURE PLANS, OBJECTIVES, ESTIMATES OR GOALS ARE FORWARD-LOOKING STATEMENTS. THE CAUTIONARY STATEMENTS MADE IN THIS REPORT SHOULD BE READ AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS REPORT. YOU ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISK AND UNCERTAINTIES, AS WELL AS ASSUMPTIONS THAT IF THEY MATERIALIZE OR PROVE INCORRECT, COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FURTHER, ALL STATEMENTS, OTHER THAN STATEMENTS OF HISTORICAL FACT, ARE STATEMENTS THAT COULD BE DEEMED FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION AND DO NOT INTEND TO UPDATE THESE FORWARD-LOOKING STATEMENTS, EXCEPT AS MAY BE REQUIRED BY LAW.

Principal Stockholders and Share Ownership by Management and Directors

The following table sets forth, as of the Record Date, certain information about beneficial stock ownership of (i) each person or entity we know to be the beneficial owner of more than five percent of our Common Stock, (ii) each Director (iii) the current executive officers named in the Summary Compensation Table, set forth below, (the “Named Executive Officers”) and (iv) all Directors and Named Executive Officers as a group. Unless specifically stated in the footnotes below, each Named Executive Officer and Director listed below has sole voting and investment power as to the shares of common stock listed beside his name.

In addition, unless otherwise indicated, the address of each beneficial owner listed is c/o ANADIGICS, Inc. 141 Mt. Bethel Road, Warren, New Jersey 07059.

Name	Common Stock Beneficially Owned		% Beneficial Ownership**
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	4,355,695	(1)	5.0%
			*
David J. Cresci	360,985	(2)	*
David Fellows	295,611		*
Terrence G. Gallagher	232,832	(3)	*
Ronald Michels	1,261,843	(4)	1.4%
Richard B. Kelson	0		*
Timothy M. Laverick, Sr.	43,787		*
Jerry Lee Miller	130,346	(5)	*
Harry T. Rein	167,492	(6)	*
Ronald Rosenzweig	261,653	(7)	*
John van Saders	164,735	(8)	*
Dennis F. Strigl	173,588		*

All Directors and Named Executive Officers as a group	3,092,872		3.5%

(1)

This information is based on the Schedule 13G filed with the Securities and Exchange Commission (the “Commission”) on January 5, 2015 by Royce & Associates, LLC. Royce & Associates, LLC reported having sole voting power for 4,355,695 shares.

(2)	Includes 26,434 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(3)	Includes 11,883 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(4)	Includes 386,458 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(5)	Includes 5,066 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(6)	Includes 23,246 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(7)	Includes 8,246 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

(8)	Includes 6,152 shares of Common Stock issuable pursuant to options, currently exercisable or exercisable within 60 days.

*	Less than 1%.

**	Calculated using shares outstanding as of the Record Date.

PROPOSAL I: ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall be divided into three classes designated Class I, Class II and Class III, with each class consisting as nearly as possible of one third of the total number of Directors constituting the Board; provided, however, that in no case will a decrease in the number of Directors shorten the term of any incumbent Director. The Board is presently comprised of six members, each of whom is independent within the NASDAQ listing standards, with the exception of Ronald Michels, who is the Chief Executive Officer of the Company. Mr. Dennis Strigl serves as the Lead Independent Director.

The term of office for each Director in Class I expires at the Annual Meeting in 2017; the term of office for each Director in Class II elected at the 2015 Annual Meeting expires at the Annual Meeting in 2018; and the term of office for each Director in Class III expires at the Annual Meeting in 2016. At each annual meeting of stockholders, Directors will be elected for full terms of three years to succeed those Directors whose terms are expiring.

The Board has no reason to believe that any of the nominees will be unable to serve if elected. If any nominee becomes unavailable for election, then those shares voted for such nominee will be voted for the election of a substitute nominee selected by the persons named in the enclosed proxy.

Each of the nominees for Class II Director, Messrs. Kelson and Michels, will be elected to a term of office expiring at the Annual Meeting in 2018, if he receives the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Messrs. Kelson and Michels are currently Class II Directors.

Board Changes

After over 20 years of service, in 2014, Mr. Lewis Solomon resigned from the Board and also from his position of Lead Independent Director and in 2015, Mr. Paul Bachow resigned from the Board and also from his position as Chair of the Company’s Audit Committee.

In 2015, the Board elected Mr. Richard B. Kelson as a new member of the Board. The Board determined that Mr. Kelson brings exemplary credentials and experience to the Board as a new member and that his election to the Board would be in the best interest of the Company and its stockholders. For further information on Mr. Kelson, see the biographical information provided below.

In order to effectively execute the Company’s strategic restructuring which was implemented in June of 2014 (as further described and discussed below in the “Compensation Discussion and Analysis”), the Board determined that the position of Chairman of the Board continue to be held by Mr. Michels. The Board determined that: (i) Mr. Michels’ institutional knowledge and extensive experience with the Company are critical for the continued implementation and success of the strategic restructuring and would be in the best interest of the Company and its stockholders, and (ii) an abrupt change in the position of Chairman would be disruptive to the Company’s implementation of the strategic restructuring and would not be in the Company’s or the stockholders’ best interests.

The Board recommends a vote “FOR” the Class II Director Nominees listed below:

(Class II Directors)

RONALD MICHELS (Age 61)

Mr. Michels was appointed Chairman of the Board on March 20, 2013 and currently holds the title of Chairman and Chief Executive Officer. He previously served as Director from March 28, 2011 to March 20, 2013. He served as President and Chief Executive Officer from March 28, 2011 to June 12, 2013. He served as Director and Chief Executive Officer starting in June 12, 2013. He served as Senior Vice President – Chief Technology and Strategy Officer of the Company from April 2009 to March 2011. Prior to that, Mr. Michels was the Senior Vice President - Broadband Products. Mr. Michels joined ANADIGICS in 1987 and has served in several management and executive positions during that time. Prior to joining ANADIGICS, he held various engineering and management positions in Lockheed Electronics, New Jersey Public Broadcasting, and K & M Broadcasting. Mr. Michels earned his Bachelor’s degree in Electrical Engineering from the New Jersey Institute of Technology. He holds several U.S. Patents, has authored a number of publications in the area of RF communications, and serves on the Lehigh University Electrical & Computer Engineering Advisory Board.

Mr. Michels’ areas of relevant experience include intimate knowledge of the Company, as well as, broadband and wireless product design, marketing and sales, communications systems, industry and customer base and semiconductor processing and manufacturing.

RICHARD B. KELSON (Age 68)

Mr. Kelson was elected to the Board in February of 2015. Mr. Kelson is the Chairman, President and Chief Executive Officer of ServCo, LLC, a strategic sourcing and supply chain management company. He also served as an Operating Advisor with Pegasus Capital Advisors, L.P., a private equity fund manager, from 2006 through the first quarter of 2010. In 2006, Mr. Kelson retired as Chairman’s Counsel for Alcoa, Inc., a leader in the production and management of primary aluminum, fabricated aluminum, and alumina. At Alcoa, he served as a member of the executive council, the senior leadership group for the company. From 1994 to 1997, Mr. Kelson served as Alcoa’s General Counsel. From 1997 through 2005, he served as Alcoa’s Chief Financial Officer.  Mr. Kelson serves on the Boards of: PNC Financial Services Group, Inc., where he is a member of the audit committee and the personnel and compensation committee; MeadWestvaco Corporation; and Commercial Metals Corporation, where he is lead director. From October 2007 through March 2010, Mr. Kelson was a director of Lighting Science Group Corporation. From November 2007 to November 2014, Mr. Kelson was a director of a non-profit corporation, KaBOOM, Inc., where he was chairman from November 2008 to 2013. Mr. Kelson serves on the University of Pittsburgh Law School Board of Visitors and was a member of the Board of Trustees at Carnegie Mellon University from 2000 to 2006.  Mr. Kelson graduated from the University of Pennsylvania with a Bachelor’s degree in political science and obtained a Juris Doctor degree from the University of Pittsburgh.

Mr. Kelson’s areas of relevant experience include being a public company Chief Financial Officer and General Counsel, financial, management, corporate governance, merger and acquisition expertise.

DIRECTORS CONTINUING IN OFFICE UNTIL 2016

(Class III Directors)

DAVID FELLOWS (Age 62)

Mr. Fellows has served as a Director of the Company since May 2007; serving as a member of the Company's Technical Advisory Board from April 2003 until May 2007 and from January 2010 to present. Prior to that, he served as Director of the Company from September 1994 until April 2003.  In addition, he became Chief Technical Officer, co-Founder, Treasurer, and board member of Layer3TV, Inc., a privately-held electronic-media service provider, in 2013, and he has been a general partner of Genovation Capital, LLC, an early stage venture capital company, since 2008. From 2003 to 2006 he was Executive Vice President and Chief Technology Officer at Comcast Cable, in charge of technology, engineering and technical operations, and from 2007 to 2010 he served Comcast as Executive Fellow. Prior to that, from December 2001 until their acquisition by Comcast in 2003, he was Chief Technology Officer at AT&T Broadband. Mr. Fellows received his Bachelor’s degree in Engineering and Applied Physics from Harvard College and a Master’s degree in Electrical Engineering from Northeastern University. Mr. Fellows has also served on a number of private company and non-profit Boards. He is Chair of the Data Standards Subcommittee for the SCTE (Society of Cable Telecommunication Engineers) and was previously a member of the board of directors for CableLabs in Louisville, CO. He serves on and has served on, a number of Technical Advisory Boards.

Mr. Fellow’s areas of relevant experience include knowledge of technology, engineering and operations in the cable industry relevant to the Company’s infrastructure operations.

RONALD ROSENZWEIG (Age 77)

Mr. Rosenzweig, a co-founder of ANADIGICS in 1985, has served as a Director of the Company since its inception and previously was Vice-Chairman of the Board from August 2008 to September 2009. Mr. Rosenzweig was Executive Chairman of the Board from 1998 to 2008. From the Company’s inception in 1985 until 1998, Mr. Rosenzweig served as President and Chief Executive Officer of the Company. He was a co-founder of Microwave Semiconductor Corp. and served as its President and Chief Executive Officer and was a board member. Mr. Rosenzweig also currently serves on the board of a private company, Maxtena, Inc. Mr. Rosenzweig received his Bachelor’s degree in Chemical Engineering from the City College of New York.

Mr. Rosenzweig’s areas of relevant experience include knowledge of the industry, technology and markets, customers, manufacturing operations, institutional history and investor base.

DIRECTORS CONTINUING IN OFFICE UNTIL 2017

(Class I Directors)

HARRY T. REIN (Age 70)

Mr. Rein has served as a Director of the Company since 1985. He is a retired partner of Foundation Medical Partners. In 1987, Mr. Rein was the principal founder of Canaan Partners, a venture capital investment firm and served as its managing general partner until 2002. Prior to that, he was President and Chief Executive Officer of GE Venture Capital Corporation. Mr. Rein joined General Electric Company in 1979 and directed several of its lighting businesses as general manager, before joining the venture capital subsidiary. Mr. Rein attended Emory University and Oglethorpe College and holds a Master of Business Administration from the Darden School at the University of Virginia.

Mr. Rein’s areas of relevant experience include operational, cost control, management, corporate governance and venture capital expertise.

DENNIS F. STRIGL (Age 68)

Mr. Strigl has served as a Director since January 2010 and as Lead Independent Director since May 2014. He previously was on the board from January 2000 to May 2008. He was the President and Chief Operating Officer of Verizon Communications from January 2007 through December 2009 and was formerly the President and Chief Executive Officer of Verizon Wireless, one of the largest wireless communications providers in the U.S., since its formation in April 2000. Previously, Mr. Strigl served as President and Chief Executive Officer of Bell Atlantic Mobile, Group President and Chief Executive Officer of the Global Wireless Group of Bell Atlantic, Vice President of Operations and Chief Operating Officer of Bell Atlantic New Jersey, Inc. (formerly New Jersey Bell Telephone Company) and served on its board. He also served as President and Chief Executive Officer of Applied Data Research Inc. Mr. Strigl also served as an independent director of Eastman Kodak Co. from 2008 to 2013. Mr. Strigl currently serves on the board of directors of PNC Financial Services Group, PNC Bank and Nokia OYJ. Mr. Strigl holds an undergraduate degree in Business Administration and a doctorate in Humane Letters from Canisius College and a Master of Business Administration from Fairleigh Dickinson University. Mr. Strigl is also a part-time lecturer at Princeton University.

Mr. Strigl’s areas of relevant experience include knowledge of cellular communications carrier operations and requirements; extensive knowledge of the cellular communications industry; and management and corporate governance expertise.

COMPENSATION OF DIRECTORS

Our Company uses a combination of cash and equity-based incentive compensation for each non-employee Director. Directors, who are also employees of the Company, do not receive additional compensation for their service as Directors.

Cash Compensation Paid to Board Members. During 2014, each non-employee member of the Board received an annual retainer of $40,000 payable in equal quarterly installments. For his service as Lead Independent Director from January 1, 2014 to May 6, 2014, Lewis Solomon received a pro rata portion of $100,000. On May 6, 2014, Mr. Solomon resigned from the Board. As of May 6, 2014, Mr. Dennis Strigl assumed the position of Lead Independent Director. As of May 6, 2014, the annual retainer rate for Lead Independent Director was decreased to $60,000 and Mr. Strigl received a pro rata portion of this amount for his service as Lead Independent Director for the period from May 6, 2014 to December 31, 2014. For his service as a member of the Board prior to May 6, 2014, Mr. Strigl received a pro rata portion of the $40,000 annual retainer for non-employee Directors. During 2014, the committee chairpersons of the Audit Committee, Compensation and HR Committee and the Corporate Governance and Nominating Committee received an annual cash retainer of $15,000, $8,000 and $8,000, respectively. During 2014, the committee members of the Audit Committee, Compensation and HR Committee, and the Governance and Nominating Committee received an annual cash retainer of $5,000, $3,000 and $3,000, respectively. The Chairman, Ronald Michels, as an employee of the Company, received no compensation in this role.

Equity Compensation for Directors. We have the flexibility to provide stock options, restricted stock, Restricted Stock Units or a combination thereof to our non-employee Directors. Historically and currently, we consult the Institutional Stockholder Services guidelines and semiconductor industry peer group benchmarks with respect to equity compensation for non-employee Directors. New non-employee Directors receive an initial equity grant of options, Restricted Stock Units or a combination thereof, not to exceed an aggregate of 50,000 shares or a value (as of the date of grant) of $125,000, which vests 1/3 annually over a three-year period. In 2014, each non-employee Director received, at the beginning of the year, an equity grant of Restricted Stock Units not to exceed 30,000 shares or a maximum of $180,000 in value (as of the date of grant), which vests one year from the date of grant.

DIRECTOR COMPENSATION TABLE

The following table sets forth certain information regarding the compensation earned by, or awarded to, each non-employee Director for his service on our Board in 2014.

Name and Principal Position	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Paul Bachow	$55,000	$ 55,800	-	n/a	n/a	-	$110,800
David Fellows	$48,000	$ 55,800	-	n/a	n/a	-	$103,800
Harry T. Rein	$56,000	$ 55,800	-	n/a	n/a	-	$111,800
Ronald Rosenzweig	$40,000	$ 55,800	-	n/a	n/a	-	$95,800
Lewis S. Solomon	$36,955	$ 55,800	-	n/a	n/a	-	$92,755
Dennis F. Strigl	$63,987	$ 55,800	-	n/a	n/a	-	$119,787

(1)

Amounts shown do not reflect compensation actually received by each Director. Instead, the amounts shown are the grant date fair value of the stock awards as determined in accordance with ASC 718. The amount indicated reflects the grant date fair value for Restricted Stock Units granted with the following fair value as of the grant date: 30,000 Restricted Stock Units were granted on January 2, 2014 with a fair value of $1.86 per unit and vest on January 2, 2015 (except for the Restricted Stock Units granted to Mr. Rein, who deferred vesting until 2017).

INFORMATION REGARDING CORPORATE GOVERNANCE AND COMPENSATION

BOARD’S ROLE IN RISK OVERSIGHT

The Board, as a whole, has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board Committees that report on their deliberations to the Board, as well as through direct reports by key management personnel at the Board meetings. The oversight responsibility of the Board and its Committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In addition to the bylaws, the Board operates pursuant to corporate governance guidelines posted on the Company’s website at www.anadigics.com

BOARD MEETINGS AND ATTENDANCE

During 2014, the Board held nine meetings (five in-person and four telephonically). The non-employee Directors met on a regular basis in executive sessions without management present. Lewis Solomon, in his role as the Lead Independent Director, presided at the executive sessions from January to the 2014 Annual Meeting. Thereafter, Dennis Strigl presided at the executive sessions for the remainder of the year. Attendance of each of the Directors at the full Board and all standing committees on which they served was at 100% with the exception of the following absences: Full Board: February 13, 2014 – Mr. Strigl; April 24, 2014 – Mr. Fellows; and October 23, 2014 – Mr. Bachow; Audit Committee: October 23, 2014 – Mr. Bachow.

COMMITTEES OF THE BOARD

The standing committees of the Board are as follows:

Governance and Nominating Committee

For 2014, pursuant to its guidelines, the Governance and Nominating Committee was responsible for (i) assisting the Board in identifying individuals qualified to become Directors and to recommend to the Board the director nominees; (ii) recommending members of the Board to serve on the committees of the Board; (iii) recommending to the Board individuals qualified to be elected as officers of the Company; (iv) recommending to the Board the corporate governance and business ethics policies, principles, guidelines, including succession plans for the Chief Executive Officer in the event of death or disability, and codes of conduct applicable to the Company; and (v) leading the Board in its annual review of the Board’s performance. Messrs. Fellows, Rein, Solomon (until May 6, 2014) and Mr. Strigl (chair) were members of the Governance and Nominating Committee during 2014 and are independent within the meaning of the NASDAQ listing standards. The Governance and Nominating Committee met twice during the 2014. The Governance and Nominating Committee operates under a written charter and pursuant to corporate governance guidelines posted on the Company’s website at www.anadigics.com.

Audit Committee

The Audit Committee is established in accordance with applicable securities laws and is responsible for (i) determining the adequacy of the Company’s internal accounting and financial controls, (ii) reviewing the results of the audit of the Company performed by the independent public auditors, and (iii) recommending the selection of independent public auditors. Messrs. Bachow (Chair), Fellows and Rein, were members of the Audit Committee during 2014 and were independent within the meaning of the NASDAQ listing standards. For 2014, the Company’s Board determined that one member of the Audit Committee, Mr. Bachow, was an audit committee financial expert as described in Item 407(d) of Regulation S-K. The Audit Committee met four times during 2014. Effective as of February 10, 2015, Mr. Bachow resigned from the Board. As of February 10, 2015, the Audit Committee is composed of Messrs. Rein (Chair), Fellows and Kelson and all members are independent within the meaning of the NASDAQ listing standards. The Company has determined that Mr. Kelson is an audit committee financial expert as described in Item 407(d) of Regulation S-K. The Audit Committee operates under a written charter and pursuant to corporate governance guidelines posted on the Company’s website at www.anadigics.com.

Compensation and HR Committee

The Compensation and HR Committee determines matters pertaining to the compensation of certain executive officers of the Company and the directors, and administers the Company’s 2005 Long-Term Incentive and Share Award Plan and Employee Stock Purchase Plan. In 2014, Messrs. Rein (Chair) and Strigl were members of the Compensation and HR Committee. The current members are: Messrs. Rein (Chair), Kelson and Strigl. None of the Committee members is an employee of the Company and all of them are considered “independent” Directors under the applicable NASDAQ listing standards. There were no interlocks or insider participation between any member of the Board or the Compensation and HR Committee and member of the Board or the compensation committee of another company. The Compensation and HR Committee operates under a written charter and pursuant to corporate governance guidelines posted on the Company’s website at www.anadigics.com

DIRECTOR NOMINATION

The Governance and Nominating Committee is responsible for identifying, evaluating, and recommending to the Board director nominees. In its assessment of each potential nominee, the Governance and Nominating Committee reviews the nominee’s integrity, independence, intelligence and understanding of the Company’s business, as well as other factors it determines are pertinent in light of the current needs of the Board.

Although the Governance and Nominating Committee considers diversity as a factor in assessing the appropriate skills and characteristics required of Board members, the Board does not have a formal policy with regard to diversity in identifying director nominees. The Governance and Nominating Committee also takes into account the ability of a potential nominee to devote sufficient time to the affairs of the Company.

When seeking to identify nominees for membership on the Board, the Governance and Nominating Committee may solicit suggestions from incumbent Directors, management, stockholders or others. The Governance and Nominating Committee has the authority to retain any search firm for this purpose. After conducting an initial evaluation of a potential nominee, the Governance and Nominating Committee interviews that nominee if it believes such nominee may be a suitable director. The Governance and Nominating Committee may also ask the potential nominee to meet with management. If the Governance and Nominating Committee believes a potential nominee would be a valuable addition to the Board, it will recommend that nominee’s election to the full Board.

Pursuant to its charter, the Governance and Nominating Committee considers nominees for membership on the Board recommended by stockholders of the Company and submitted in accordance with the Company’s bylaws to the attention of the Secretary of the Company at 141 Mt. Bethel Road, Warren, NJ 07059. The Company did not receive any nominations for membership on its Board from stockholders in connection with the 2015 Annual Meeting of Stockholders.

Board Changes

After more than 20 years of service, in 2014, Mr. Lewis Solomon resigned from the Board and his position as Lead Independent Director, and in 2015, Mr. Paul Bachow resigned from the Board and his position as Chair of the Audit Committee. Mr. Solomon was not replaced and the number of directors was reduced. After extensive, careful review and deliberation, the Governance and Nominating Committee recommended Mr. Kelson for election to the Board. Following the Governance and Nominating Committee’s recommendation, and after consideration of Mr. Kelson’s strong qualifications, the Board determined that it would be in the best interests of the Company and its stockholders to elect Mr. Kelson to the Board and consequently he was elected to the Board.

COMMUNICATIONS WITH DIRECTORS

The Board has adopted procedures that provide stockholders of the Company and other interested parties with the ability to communicate with one or more of the Company’s Directors by mail, c/o the Secretary, ANADIGICS, Inc., 141 Mt. Bethel Road, Warren, New Jersey 07059. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate Director or Directors for review. The Company encourages stockholders to contact any Director or Directors to discuss any issues or concerns that they may have. The Directors take all communications under serious consideration and proceed and make recommendations accordingly.

CODE OF ETHICS

The Company has adopted a Code of Conduct and Business Ethics that applies to Directors, officers and employees, and has posted such code on its website at www.anadigics.com. Changes to, and waivers granted with respect to the Company’s Code of Conduct and Business Ethics that are required to be disclosed pursuant to the applicable rules and regulations, will be filed on a current report on Form 8-K and posted on the Company website.

PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015. Although stockholder ratification is not required by the Company’s Bylaws or under any other applicable law, the Audit Committee is asking the stockholders for ratification of the selection of Ernst & Young LLP as a matter of good corporate governance. If the stockholders do not ratify the Audit Committee’s selection of Ernst & Young LLP, the Audit Committee will take such determination into account in its future selection of an independent registered public accounting firm. Ernst & Young LLP will have a representative present at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy and entitled to vote, is required for approval of this proposal.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy provides that the Company’s independent registered public accountants may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee annually reviews and pre-approves the audit, review, attest and permitted non-audit services to be provided during the next audit cycle by the independent accountants. To the extent practicable at the same meeting the Audit Committee also reviews and approves a budget for each of such services. The term of any such pre-approval is for the period of the annual audit cycle, unless the Audit Committee specifically provides for a different period.

Services proposed to be provided by the independent accountants that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee.

All requests or applications for the independent auditors to provide services to the Company must be submitted to the Audit Committee or its designated subcommittee by the independent accountants and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any representative of the Company or the independent accountants becomes aware that any services are being, or have been, provided by the independent accountants to the Company without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate senior management so that prompt action may be taken to the extent deemed necessary or advisable.

The Audit Committee may form and delegate to a subcommittee, composed of one or more of its members, the authority to grant specific pre-approval under its policy with respect to audit, review, attest and permitted non-audit services, provided that any such grant of pre-approval shall be reported to the full Audit Committee no later than its next scheduled meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the audit firm to management.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The Company’s independent registered public accounting firm and auditors during years 2014 and 2013 was Ernst & Young LLP.

The aggregate fees billed by the Company’s principal independent registered public accounting firm and auditors for professional services rendered to the Company for the two years ended December 31, 2013 and December 31, 2014 were as follows:

Fee Category	Year 2014	% of Total	Year 2013	% of Total
Audit Fees	$578,892	92.1%	$625,000	92.2%
Audit-Related Fees(1)	-	-	-	-
Tax Fees(2)	48,000	7.6%	51,000	7.5%
All Other Fees(3)	1,995	0.3%	1,665	0.3%
Total Fees	$628,887	100%	$677,665	100%

(1)	Audit Related Fees: The Company incurred no audit related fees during 2014 and 2013.

(2)	Tax Fees: Aggregate fees billed for professional services rendered during 2014 and 2013 for domestic tax compliance services.

(3)	All Other Fees: Aggregate fees billed for professional services rendered during 2014 and 2013 related to license for accounting research software.

AUDIT COMMITTEE REPORT

The Audit Committee, among other things, assists the Board in fulfilling its responsibilities to oversee the Company’s financial reporting process and monitors the integrity of the Company’s financial statements and the independence and performance of the Company’s auditors. In this context, we have reviewed and discussed the Company’s financial statements with Company management and the independent auditors, Ernst & Young LLP, including matters raised by the independent auditors pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee has reviewed and discussed such other matters as we deemed appropriate.

The Company’s independent auditors provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and we discussed Ernst & Young LLP’s independence with them.

We have considered whether the provision of services by Ernst & Young LLP not related to the audit of the Company’s financial statements and to the review of the Company’s interim financial statements is compatible with maintaining the independent accountant’s independence and have determined that such services have not adversely affected Ernst & Young LLP’s independence.

Based on the foregoing review and discussions, and relying on the representation of Company management and the independent auditor’s report to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Harry Rein, Chairman

David Fellows

Richard B. Kelson

PROPOSAL III: THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Advisory Vote on Named Executive Officer Compensation

Recent Say-on-Pay Voting Results

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), since 2011, we have provided our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of the Company’s executive officers who are required to file reports pursuant to Section 16 of the Securities Exchange Act, as amended, (the “Named Executive Officers”) and, in 2011, to determine the frequency of future such “say-on-pay” votes. The say-on-pay proposal was approved by approximately 98% of the votes cast at our Annual Meeting of Stockholders, held May 12, 2011, and our stockholders expressed a clear (91%) preference for annual say-on-pay votes. Our Board determined at that time that it would provide our stockholders with annual say-on-pay voting opportunities. In 2013 and 2014, we provided our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our Named Executive Officers. The say-on-pay proposal was approved by approximately 91% and 73% of the votes cast at our Annual Meeting of Stockholders, held on May 7, 2013 and May 6, 2014, respectively.

We design our executive compensation plans and programs to help us attract, motivate, reward and retain highly qualified executives who are capable of creating sustained value for our stockholders. We implement compensation programs that promote a performance-based culture and are intended to align the interests of our executives with those of our stockholders. We encourage you to review the details of our Compensation Discussion and Analysis including the Compensation and HR Committee’s processes and decisions that are described in the following pages for important information regarding our compensation programs.

Pay-for-Performance

A significant portion of our executive compensation is tied to performance and, as a result, our executive compensation varies with the attainment of both short-term and long-term financial and strategic objectives and the creation of stockholder value.

We emphasize pay-for-performance in order to align executive compensation with our business strategy and the creation of long-term stockholder value.

We emphasize “at risk” pay tied to performance, balanced with programs that do not encourage excessive risk taking by our executives.

In 2014, a significant portion of our executive officers’ compensation was linked to our performance and is “at risk.” For the first, second and third quarters of 2014, our executive officers’ base salaries were reduced by 8%. In 2014, our executives received no cash bonuses. In 2014, all or a portion of long-term performance-based incentives awarded in 2012, 2013 and 2014 were forfeited because performance targets were not met. For our short-term incentive program, our executives received actual awards averaging one-third less than the level of actual achievement of performance goals. The 2014 compensation of our executive officers demonstrates that our compensation programs link pay to performance and that in years when the Company’s performance does not meet rigorous objectives, compensation to our executive officers is significantly negatively impacted. Our executive compensation is not guaranteed and therefore is considered to be “at risk.”

The Compensation and HR Committee continuously endeavors to ensure that the interests of our executive officers are aligned with those of our stockholders and support the creation of long-term stockholder value and in 2014, when the Company did not achieve performance goals, the executives experienced a reduction in salary, forfeiture of long-term performance-based awards and significantly reduced awards pursuant to our short-term incentive program.

In summary, the foundation of our executive compensation programs rests on the following principles and best practices:

The Compensation and HR Committee compensation program links pay and performance.

●

Awards under our plans are negatively impacted when our performance does not meet threshold levels. This fact was demonstrated in 2014 when pursuant to our actual short-term incentive program stock awards were approximately one-third the level of actual performance levels achieved and approximately 13% - 40% of target incentive levels. Further, in 2014, all or a portion of long-term incentive awards granted in 2012, 2013 and 2014 were not earned and were forfeited.

●

For 2014, 50% of the long-term incentive awards approved by the Compensation and HR Committee for our Named Executive Officers were performance-based. These performance-based awards will vest, if at all, on a pro-rata basis on the first three anniversaries of the grant date. Achievement of the award is based upon certain levels of relative total shareholder return (“TSR”), measured at the end of each year for three years beginning in 2014, as compared to that of our Peer Group Companies as determined by the Compensation and HR Committee in consultation with its independent compensation consultant and defined in the 2014 Proxy Statement. For 2014, in connection with our short-term incentive program, despite performance levels of 68% for the first half of 2014 and 103% for the second half of 2014, and irrespective of target incentive award levels of 75% - 100% of base salary, our executives were awarded only an average 13% of target incentive award levels for the first half of 2014 and an average of 40% of target incentive award levels for the second half of 2014.

●

Because our short-term and long-term incentive programs actually have a negative impact on our executives in years when the Company’s performance goals are not met as evidenced by the low percentages awards and forfeitures in 2014, the Compensation and HR Committee determined that our compensation programs clearly link pay and performance.

The Compensation and HR Committee’s decisions on executive pay reflect the challenges and commitments required by our executives in executing the Company’s business plan and are adjusted based on actual Company performance.

●

For 2014, in connection with the Company’s strategy to preserve cash, in March 2014, the Company instituted a reduction in base salary of 8% for the first, second and third quarters of 2014 for our executives, including Named Executive Officers.

●	The Named Executive Officers, as well as all of our executives and employees, received no cash bonuses in 2014.

●	The Compensation and HR Committee elected to award short-term incentive restricted stock units at levels below actual achievement and below target incentive award levels.

The Compensation and HR Committee carefully reviews relevant data and reports in determining compensation practices, including materials compiled by its independent compensation consultants.

●

The Compensation and HR Committee considers a variety of reports and analyses such as: market survey data, summaries of existing Named Executive Officer compensation, proxy data of our Peer Group Companies, publicly-available performance data of our Peer Group Companies, and reports from the Committee’s independent compensation consultant, as well as, from external proxy advisory agencies when making decisions to establish target compensation opportunities and to deliver actual awards and incentives to our executive officers, including our Named Executive Officers.

●

In response to the materials and analyses compiled, the Compensation and HR Committee makes adjustments to our compensation programs and decisions taken in 2014 to reflect the actual performance of the Company.

●	In 2014, based on its review of the data and analyses made in respect thereof, the Compensation and HR Committee made downward adjustments to the compensation paid to our Named Executive Officers.

We strongly encourage our stockholders to carefully review the Compensation Discussion and Analysis section of this Proxy Statement to learn more about our rigorous compensation programs and policies.

Say on Pay Advisory Vote

We are asking stockholders for a non-binding vote to approve the following resolution:

“RESOLVED, that the compensation of the Company’s Named Executive Officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders is approved.”

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote, is required for approval of this proposal.

PROPOSAL IV: THE APPROVAL OF THE 2016 EMPLOYEE STOCK PURCHASE PLAN AND THE AUTHORIZATION OF 5,000,000 SHARES TO BE ISSUABLE THEREUNDER.

On February 26, 2015, subject to stockholder approval, the Board of Directors of the Company has adopted the ANADIGICS, Inc. 2016 Employee Stock Purchase Plan (the "2016 Stock Purchase Plan") and authorized 5,000,000 shares of Common Stock to be available for issuance thereunder through December 31, 2025. If approved by our stockholders, the 2016 Stock Purchase Plan will become effective on January 1, 2016, immediately after our existing Stock Purchase Plan, which was adopted in 2005, expires on December 31, 2015. The following summary of the 2016 Stock Purchase Plan does not purport to be complete and is qualified in its entirety by express reference to the text of the 2016 Stock Purchase Plan, which is attached as Appendix A to this Proxy Statement.

The purpose of the 2016 Stock Purchase Plan is to give employees of the Company and its participating subsidiaries an opportunity to purchase our Common Stock through payroll deductions, thereby encouraging employees to share in the economic growth and success of the Company and its subsidiaries. The 2016 Stock Purchase Plan will be administered by the Compensation & HR Committee of the Board of Directors.

In general, any person who has been an employee for at least one month immediately preceding the commencement of a given Offering Period (generally each January 1) and who is scheduled to work more than 20 hours per week and five months per year on a regular basis is eligible to participate in the 2016 Stock Purchase Plan. Common Stock will be purchased for each participant in the 2016 Stock Purchase Plan as of the last day of each Offering Period (generally December 31) with the purchase price deducted from their paychecks throughout the Offering Period. The purchase price per share of Common Stock will be either (i) an amount equal to 85% of the fair market value of a share of Common Stock on the first day of the Offering Period or on the last day of the Offering Period, whichever is lower, or (ii) such higher price as may be set by the Compensation & HR Committee at the beginning of the Offering Period.

A participant may elect to have payroll deductions made under the 2016 Stock Purchase Plan for the purchase of Common Stock each year in an amount not to exceed the lesser of 15% of the participant's compensation or $25,000 (the limit imposed by Section 423 (b) (8) of the Internal Revenue Code of 1986, as amended (“Code”)). Compensation for purposes of the 2016 Stock Purchase Plan means the gross amount of the participant's base pay on the basis of the participant's regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked, exclusive of overtime, bonuses, shift premiums or other compensation. Contributions to the 2016 Stock Purchase Plan will be on an after-tax basis.

A stock purchase bookkeeping account will be established for each participant in the 2016 Stock Purchase Plan.  Amounts deducted from participants' paychecks will be credited to their bookkeeping accounts. No interest will accrue with respect to any amounts credited to the bookkeeping accounts. As of the last day of each Offering Period, the amount credited to a participant's stock purchase bookkeeping account will be used to purchase the largest number of whole shares of Common Stock possible at the price as determined above. The Common Stock will be purchased directly from the Company. No brokerage or other fees will be charged to participants. Any balance remaining in the participant's account will then be returned to the participant.

A participant may withdraw from participation in the 2016 Stock Purchase Plan during an Offering Period by providing written notice to the Company at least fifteen days prior to the applicable Exercise Date. Upon withdrawal, a participant's bookkeeping account balance will be distributed to him or her as soon as practicable and no shares of Common Stock will be purchased. Rights to purchase shares of Common Stock under the 2016 Stock Purchase Plan are exercisable only by the participant and are not transferable, except by the laws of descent and distribution.

The Board of Directors of the Company may amend, suspend, or terminate the 2016 Stock Purchase Plan at any time, except that certain amendments may be made only with the approval of the stockholders of the Company. Subject to earlier termination by the Board of Directors, the 2016 Stock Purchase Plan will terminate on December 31, 2025. Unless otherwise determined by the Compensation & HR Committee, any unexpired Offering Period that commenced prior to any termination date of the 2016 Stock Purchase Plan shall continue until the last day of such Offering Period.

Federal Income Tax Consequences

The following is a summary of certain of the federal income tax consequences to participants in the 2016 Stock Purchase Plan and to the Company, based upon current provisions of the Code and the regulations and rulings thereunder, and does not address the consequences under state or local or any other applicable tax laws.

Participants in the 2016 Stock Purchase Plan will not recognize income at the time a purchase right is granted to them at the beginning of an Offering Period or when they purchase Common Stock at the end of the Offering Period.  However, participants will be taxed on amounts withheld from their salary under the 2016 Stock Purchase Plan as if actually received, and the Company will generally be entitled to a corresponding income tax deduction.

If a participant disposes of the Common Stock purchased pursuant to the 2016 Stock Purchase Plan after at least one year from the end of the applicable Offering Period and at least two years from the beginning of the applicable Offering Period, the participant must include in gross income as compensation (as ordinary income and not as capital gain) for the taxable year of disposition an amount equal to the lesser of (a) the excess of the fair market value of the Common Stock at the beginning of the applicable Offering Period over the purchase price or (b) the excess of the fair market value of the Common Stock at the time of disposition over their purchase price. Thus, if the one and two year holding periods described above are met, a participant's ordinary compensation income will be limited to the discount available to the participant on the first day of the applicable Offering Period. If the amount recognized upon such a disposition by way of sale or exchange of the Common Stock exceeds the purchase price plus the amount, if any, included in income as ordinary compensation income, such excess will be long-term capital gain. If the one and two-year holding periods described above are met, the Company will not be entitled to any income tax deduction.

If a participant disposes of Common Stock within one year from the end of the applicable Offering Period or two years from the beginning of the Offering Period, the participant will recognize ordinary income at the time of disposition which will equal the excess of the fair market value of the Common Stock on the date the participant purchased the Common Stock (i.e., the end of the applicable Offering Period) over the amount paid for the Common Stock. The Company will generally be entitled to a corresponding income tax deduction at that time. The excess, if any, of the amount recognized on disposition of such Common Stock over its fair market value on the date of purchase (i.e., the end of the applicable Offering Period) will be short-term capital gain, unless the participant's holding period for the Common Stock (which will begin at the time of the participant's purchase at the end of the Offering Period) is more than one year. If the participant disposes of the Common Stock for less than the purchase price for the shares, the difference between the amount recognized and such purchase price will be a long- or short-term capital loss, depending upon the participant's holding period for the Common Stock.

New Plan Benefits

Participation in the 2016 Stock Purchase Plan is voluntary. Accordingly, at this time the Company cannot determine the amount of shares of Common Stock that will be acquired by participants or the dollar value of any such participation.

Other

The adoption of the Company's 2016 Stock Purchase Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote "FOR" the proposal to approve the 2016 Stock Purchase Plan and the authorization of 5,000,000 shares to be issuable thereunder.

PROPOSAL V: THE APPROVAL OF THE 2015 LONG-TERM INCENTIVE AND SHARE AWARD PLAN AND THE AUTHORIZATION OF 10,000,000 SHARES TO BE ISSUABLE THEREUNDER

On February 26, 2015, the Board of Directors approved the 2015 Long-Term Incentive and Share Award Plan (the “2015 Plan”), subject to stockholder approval. The 2015 Plan is intended to replace the Company’s 2005 Plan which will terminate on April 6, 2015. In the absence of approval of the 2015 Plan, the Company will not be able to grant stock-based incentive compensation to its officers, directors or other eligible employees, and the Company believes that such stock-based incentive compensation is important in order for it to attract and retain high caliber officers and directors.

Upon expiration of our 2005 Plan on April 6, 2015, no awards of any kind will be made from the 2005 Plan. Further, no shares will carry over from the 2005 Plan.

Our 2005 Plan is broad-based and is not reserved exclusively for our Named Executive Officers. Most employees of the Company are eligible to receive an equity grant under our 2005 Plan.

The table below sets forth for 2012, 2013 and 2014, the percentage of awards granted to our Named Executive Officers, Directors and employees under our 2005 Plan, illustrating the broad-based nature of the 2005 Plan.

	2012		2013		2014

Named Executive Officers	40,594	6%	1,243,610	36%	970,704	30%
Board	180,000	27%	180,000	5%	180,000	6%
Employees	441,245	67%	2,084,753	59%	2,077,764	64%
Total Shares Granted	661,839	100%	3,508,363	100%	3,228,468	100%

The 2015 Plan is substantially similar to the 2005 Plan, with changes required to conform the plan to current legal standards and best practices. The following is a summary of certain provisions in the 2015 Plan that are changes from the 2005 Plan:

●

The 2015 Plan clarifies that the Compensation and HR Committee (the “Committee”) may delegate to other members of the Board, or to officers or managers of the Company or any subsidiary or affiliate, the authority, subject to terms determined by the Compensation and HR Committee, to exercise certain authority of the Compensation and HR Committee enumerated in the Plan with respect to awards granted to persons not subject to Section 16 of the Exchange Act, to the extent permitted under Rule 16b-3 (if applicable) and applicable law. Such authority includes but is not necessarily limited to selecting eligible persons to whom awards may be granted and determining the type, number and terms and conditions of such awards.

●

The 2015 Plan provides that the Company shall in no event repurchase from a participant any options or SARs at such time when the exercise price of the options or SARs is greater than the fair market value of the shares to which the options or SARs relate.

●

Under the 2015 Plan, if an award is forfeited, canceled, terminated, exchanged, surrendered or otherwise terminates without a distribution of shares, a cash settlement or any other financial benefit to the participant, due to the failure of the award to vest or otherwise, the shares counted against the number of shares available under the 2015 Plan with respect to such award generally will again be available for awards under the 2015 Plan.

●

The 2015 Plan provides that any shares (or the equivalent thereof, as applicable) counted against the number of shares reserved and available under the 2015 Plan with respect to an award shall not again be available for awards under the 2015 Plan if the shares (or the equivalent thereof, as applicable): (i) are tendered or withheld in payment of the exercise price or any tax obligations in connection with an award; or (ii) are issued to a participant or other optionee in connection with the exercise of any option under the 2015 Plan.

●

The 2015 Plan clarifies that the maximum number of shares (or the equivalent thereof, as applicable) with respect to which awards may be granted during a calendar year to any eligible person under the Plan is 750,000. This maximum limit applies to awards involving actual shares (e.g., options, restricted shares), awards that may involve other than actual shares (e.g., SARs, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards), and awards intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

●	Language in the 2015 Plan was strengthened to comply with certain technical requirements of Section 409A of the Code.

The following describes the material terms of the 2015 Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached as Appendix B to this Proxy Statement.

Purpose

The 2015 Plan is intended to advance the interests of the Company and its stockholders by providing a means to attract, retain and motivate employees, consultants, and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long-term value for stockholders by aligning the interests of such persons with those of stockholders.

Administration

The 2015 Plan will be administered by the Compensation and HR Committee or such other Board committee (which may include the entire Board) as may be designated by the Board. However, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the extent applicable.

The Compensation and HR Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan, including, without limitation: (i) select eligible persons to whom awards may be granted; (ii) designate affiliates; (iii) determine the type or types of awards to be granted to each eligible person; (iv) determine the type and number of awards to be granted, the number of shares to which an award may relate, and the terms and conditions of any award granted under the 2015 Plan; and (v) make all other decisions and determinations as may be required under the terms of the 2015 Plan or as the Committee may deem necessary or advisable for the administration of the 2015 Plan. The Committee may delegate to other members of the Board or officers or managers of the Company or any subsidiary or affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

Shares Available

Under the 2015 Plan, the number of shares (or the equivalent thereof, as applicable) that may be made subject to awards under the 2015 Plan may not exceed 10,000,000 shares, which shall apply to and include both awards involving actual shares (e.g., options and restricted shares) and awards that may involve other than actual shares (e.g., SARs, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards). In addition, during a calendar year, the maximum number of shares (or the equivalent thereof, as applicable) with respect to which awards may be granted to a participant under the 2015 Plan will be 750,000 shares, which maximum limit shall apply: (i) to both awards involving actual shares (e.g., options, restricted shares) and awards that may involve other than actual shares (e.g., SARs, restricted share units, performance shares, performance units, dividend equivalents and other share-based awards); and (ii) with respect to Awards intended to qualify as performance-based compensation under the Code. These share amounts are subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, as provided in the 2015 Plan. Shares to be delivered under the 2015 Plan may be either authorized, but unissued, shares of Common Stock or treasury shares.

If an award made under the 2015 Plan is forfeited, canceled, exchanged, surrendered or otherwise terminates without a distribution of shares, a cash settlement or any other financial benefit to the participant, Shares covered by such award will again be available for further awards under the 2015 Plan. The 2015 Plan shall terminate as to future awards on May 4, 2025.

Awards

Awards may be granted to employees, consultants, and directors of the Company, its subsidiaries and affiliates on the terms and conditions set forth in the 2015 Plan. The following types of awards may be granted under the 2015 Plan:

Stock Options. Stock options may be non-qualified stock options or incentive stock options that comply with Section 422 of the Code. Only employees of the Company or a subsidiary may be granted incentive stock options. The exercise price for any stock option will be determined by the Committee at the time of grant, but the exercise price per share of an option shall not be less than the fair market value of a share on the date of grant of the option. The 2015 Plan limits the term of any stock option to no longer than ten years from the date of grant of the option. The Committee shall determine at the date of grant or thereafter the time or times at which a stock option may be exercised in whole or in part.

Stock Appreciation Rights (“SARs”). The Committee may grant SARs to eligible persons independently of any stock option or in tandem with all or any part of a stock option granted under the 2015 Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of (i) the fair market value of one share of Common Stock on the date of exercise over (ii) the exercise price per share of Common Stock of the SAR as determined by the Committee on the date the SAR is granted. The exercise price of a SAR will not be less than the fair market value of a share on the date of grant. The SARs may be settled in common stock or cash as determined by the Committee.

Restricted Shares. The Committee may grant restricted shares to eligible persons that may not be sold or otherwise disposed of, and are subject to forfeiture, during a restricted period, as determined by the Committee. During the applicable restricted period, except as otherwise provided by the Committee in the applicable Award Agreement, an eligible person granted restricted shares shall have all of the rights of a stockholder, including the right to vote restricted shares and the right to receive dividends thereon.

Restricted Share Units. The Committee may grant restricted share units to eligible persons. Such restricted share units may be subject to restrictions as determined by the Committee at the date of grant or thereafter. An award of a restricted share unit is an award of the right to receive a share of Common Stock or cash after expiration of the deferral period determined by the Committee. The recipient of a restricted share unit shall receive dividend equivalents thereon, as determined by the Committee.

Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals in the performance period established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to Performance Units. Amounts earned under Performance Shares or Performance Units may be paid in shares of Common Stock, cash or a combination of both.

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to eligible persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares or other investment vehicles as the Committee may specify. Dividend Equivalents shall be subject to all conditions and restrictions of any underlying awards to which they relate.

Other Share-Based Awards. The Committee may grant other types of awards which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, upon the achievement of performance goals and/or on such other terms and conditions as the Committee may prescribe.

Nontransferability

Unless otherwise set forth by the Committee in an award agreement, awards shall not be transferable by an eligible person except by will or the laws of descent and distribution (except pursuant to a beneficiary designation) and shall be exercisable during the lifetime of an eligible person only by such eligible person or his guardian or legal representative.

Amendment

The Board may amend, alter, suspend, discontinue, or terminate the 2015 Plan or the Committee’s authority to grant awards under the 2015 Plan without the consent of stockholders of the Company or participants, except that any such amendment or alteration shall be subject to the approval of the Company’s stockholders (i) to the extent such stockholder approval is required under the rules of any stock exchange or automated quotation system on which the shares may then be listed or quoted, or (ii) as it applies to incentive stock awards, to the extent such stockholder approval is required under Section 422 of the Code. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retrospectively. Notwithstanding the foregoing, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the 2015 Plan or any award granted thereunder may materially and adversely affect the rights of such participant under any award theretofore granted to him or her, except as to comply with applicable law, stock exchange rules or accounting rules.

Federal Income Tax Consequences

Federal Income Tax Consequences. The following is a summary of the federal income tax consequences of the 2015 Plan, based upon current provisions of the Code, the Treasury Regulations promulgated under the Code and administrative and judicial interpretations, but does not address the consequences under any state, local or foreign tax laws.

Stock Options

In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of shares of Common Stock acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an incentive stock option.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the then fair market value of the shares of Common Stock received upon exercise over the exercise price. The Company will generally be able to claim a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock by the participant will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock.

Generally, a participant will not recognize income at the time of exercise of an incentive stock option and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an incentive stock option granted under the 2015 Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an incentive stock option granted under the 2015 Plan will be treated as a nonqualified stock option to the extent it (together with other incentive stock options granted to the participant by the Company) first becomes exercisable in any calendar year for shares of Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If shares of Common Stock acquired upon exercise of an incentive stock option are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If shares of Common Stock acquired upon exercise of an incentive stock option are disposed of prior to the expiration of these one-year or two-year holding periods (a “Disqualifying Disposition”), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares of Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the shares of Common Stock have been held. Where shares of Common Stock are sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the shares of Common Stock have been held.

If an option is exercised through the use of shares of Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such previously owned shares upon such exercise. The amount of any built-in gain on the previously owned shares generally will not be recognized until the new shares acquired on the option exercise are disposed of in a sale or other taxable transaction.

Although the exercise of an incentive stock option as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant’s alternative minimum taxable income and may result in an alternative minimum tax liability.

Restricted Shares

A participant who receives restricted shares will generally recognize ordinary income at the time that they “vest”, i.e., when they are no longer subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will generally be the fair market value of the Common Stock at the time the shares vest, less the amount, if any, paid for the shares. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to Common Stock that is non-vested will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the shares of Common Stock, measured by the difference between the sale price and the fair market value on the date the shares vest, will be capital gain or loss, long-term or short-term, depending on the holding period for the shares of Common Stock. The holding period for this purpose will begin on the date following the date the shares vest.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as ordinary income the fair market value of the restricted shares at the time of grant (determined without regard to any restrictions other than restrictions which by their terms will never lapse), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to shares as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted shares are subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

SARs and Other Awards

With respect to SARs, restricted share units, performance shares, performance units, dividend equivalents and other Awards under the 2015 Plan not described above, generally, when a participant receives payment with respect to any such Award granted to him or her under the 2015 Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Payment of Withholding Taxes

The Company may withhold, or require a participant to remit to it, an amount sufficient to satisfy any federal, state, local or foreign withholding and other tax requirements associated with Awards under the 2015 Plan.

Deductibility Limit on Compensation in Excess of $1 Million

Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the 2015 Plan) by a public company to each “covered employee” (i.e., the chief executive officer and four other most highly compensated executive officers of the Company) to no more than $1 million. The Company currently intends to structure awards granted under the 2015 Plan to comply with an exception to nondeductibility under Section 162(m) of the Code.

If the Committee determines that an Award of restricted shares, restricted share units, performance shares, performance units, dividend equivalents or other share-based awards should qualify under the performance-based compensation exception to the $1,000,000 cap on deductibility of employee compensation under Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals based on business criteria as set forth in applicable Treasury Regulations under Section 162(m) of the Code. The targeted level or levels of performance may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. The maximum amount payable upon settlement of cash-settled performance units or other cash-settled awards granted under the 2015 Plan for any calendar year to any participant that is intended to satisfy the requirements of performance-based compensation under Section 162(m) of the Code shall not exceed $1,000,000.

Other

Adoption of the 2015 Plan requires the receipt of the affirmative vote of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board unanimously recommends a vote “FOR” the proposal to approve the 2015 Plan and the authorization of 10,000,000 shares to be issuable thereunder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of copies of reports furnished to the Company or written representations that no other reports were required, the Company believes that during the year ended December 31, 2014 all filing requirements under Section 16(a) of the Exchange Act applicable to its Named Executive Officers and Directors were complied with.

EXECUTIVE OFFICERS OF THE COMPANY

The current Named Executive Officers of the Company are as follows:

Name	Age	Position
Ronald Michels	61	Chief Executive Officer and Chairman of the Board
David J. Cresci	39	President
Terrence G. Gallagher	55	Executive Vice President and Chief Financial Officer
John van Saders	56	Executive Vice President, Chief Operating Officer
Jerry Lee Miller	52	Senior Vice President, Worldwide Sales and Applications
Timothy M. Laverick, Sr.	52	Senior Vice President, Infrastructure Products

Set forth below is certain information with respect to the Company’s Named Executive Officers. Named Executive Officers are appointed to serve at the discretion of the Board. There are no family relationships between the Named Executive Officers or Directors of the Company. Information with respect to Mr. Michels is set forth in Proposal I: Election of Directors (Class II Directors) of this Proxy Statement.

DAVID J. CRESCI

Mr. Cresci has served as President of the Company since June 2013. Prior to assuming his current role, Mr. Cresci served as Vice President of WiFi Products since August 2012. He joined the Company in April 2003 as Senior Manager of WiFi Product Marketing, responsible for driving the Company’s WiFi business through reference design partnerships and design wins at top-tier original equipment manufacturers. Prior to joining the Company, Mr. Cresci was co-founder and Senior Sales Engineer at RF Solutions, where he helped to build that Company into a leading power amplifier provider for the WiFi market. He earned his Bachelor of Science degree in Electrical Engineering from Penn State University, Master of Science degree in Electrical Engineering from the Georgia Institute of Technology, and Master of Business Administration from The Wharton School of the University of Pennsylvania.

TERRENCE G. GALLAGHER

Mr. Gallagher has served as Executive Vice President and Chief Financial Officer since February 2015. He was previously Vice President and Chief Financial Officer from November 2011 to January 2015. He was promoted to Vice President Finance in January 2008 and served as Controller from 2004 after having joined the Company in 2000. Prior to joining the Company, he held corporate and operational financial management positions with Foster-Wheeler and Firmenich Incorporated. In addition, he served seven years in public accounting with Price Waterhouse, both domestically and internationally. Mr. Gallagher earned his Bachelor’s degree in Accounting from Boston College, is a CPA and serves in leadership positions with several local non-profit organizations.

JOHN VAN SADERS

Mr. van Saders has served as Executive Vice President, Chief Operating Officer since June 2013. Previously, he served as Executive Vice President, Quality and Design Technology since August 14, 2012 and Senior Vice President - RF Products following his role as the Vice President, Advanced Development after re-joining the Company in 2007, where he was responsible for mixed signal design, CAD, and foundry. Beginning in 2001, he served as the Vice President, Engineering and Manufacturing for ASIP, an optoelectronics startup which later merged with T-Networks. His responsibilities included product and business development, InP wafer fab construction and operation, process development, reliability, and establishing all manufacturing operations. He originally joined the Company in 1990 as a design engineer, serving in several management and executive product development positions. Prior to joining the Company, he was a Principle Investigator at Lockheed Electronics developing acousto-optic processing for adaptive phased array systems. He began his career developing line-of-sight laser communication links at Codenoll Technology.  He earned a Master’s degree in Electrical Engineering (Communication Theory) from New Jersey Institute of Technology and holds a Bachelor’s degree in Optical Physics from Stevens Institute of Technology.  He has several patents in circuit design and optical processing and has authored a number of technical publications. Since 2014, Mr. van Saders has been a member of the Advisory Board of TechX Foundry.

JERRY LEE MILLER

Mr. Miller has served as Senior Vice President of Worldwide Sales and Applications since July 2014. Prior to his current role, Mr. Miller served as Senior Vice President of Cellular Products since June 2013, as well as Vice President of Business Development at the Company. He originally joined the Company in 1992 as a Sales Manager responsible for major wireless original equipment manufacturers, including Ericsson, Nokia and Qualcomm. Prior to joining the Company, he was an RF design engineer at Lockheed Missiles & Space Corporation and Synchronous Communications, developing microwave receiver and fiber optic TV transmission products. From 1996 until 2001, Mr. Miller had held various Senior Manager positions at Lucent Microelectronics (Agere Systems), where his responsibilities included wireless product marketing and new business initiatives. Mr. Miller returned to the Company in 2001 as Senior Product Line Director, WCDMA and CDMA products, and became instrumental in defining the HELP™ PA product family that revolutionized the wireless industry. He earned his Bachelor of Science degree in Electrical Engineering from The University of Michigan and is currently pursuing a Master of Business Administration in Marketing and Entrepreneurship from DeSales University.

TIMOTHY M. LAVERICK, SR.

Mr. Laverick has served as Senior Vice President of Infrastructure Products since August 2014 and was previously Vice President of Infrastructure Products since May 2012. He started his career in 1985 as a circuit designer at Microwave Semiconductor Corp., followed by circuit design and modeling engineering roles at Gain Electronics and Amp-Lytel prior to joining the Company in 1989 as Member, Technical Staff. Mr. Laverick held various engineering and management roles at the Company, eventually serving as the General Manager of the Fiber Optic Product segment, as well as Vice President of Design Technology. He has authored numerous technical articles for trade journals and publications and holds three U.S. patents. Mr. Laverick earned a Bachelor of Science degree in Electrical Engineering from Drexel University and has completed graduate and executive courses at both Rutgers University and Massachusetts Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis sets forth our executive compensation objectives generally, and specifically as they it relate to the Company’s performance in 2014 and also sets information for our Named Executive Officer compensation programs, including specific amounts of compensation paid, for 2014.

2014 STOCKHOLDER ENGAGEMENT

The Company actively seeks to engage its stockholders and encourages stockholder outreach directly to the Company management and Directors, including members of the Compensation and HR Committee, with respect to any issue, but in particular, with respect to our compensation practices. Our Chief Executive Officer, Chief Financial Officer and Investor Relations Manager frequently speak with our investors, both large and small, at conferences and by telephone. We seek stockholder feedback and welcome thoughts on corporate governance and executive compensation.

Also, in response to feedback from stockholders, in 2015, several of our Named Executive Officers and one Director purchased shares of our Common Stock to further align their interests with our stockholders and to evidence support for the strategic restructuring. On October 30, 2014, each of Msrrs. Cresci, Gallagher and Michels purchased 31,400, 25,000, and 40,000 shares of our Common Stock, respectively. On November 4, 2014, Mr. Fellows purchased 100,000 shares of our Common Stock. The equity incentives granted to our Named Executive Officers, as well as the purchase of Common Stock, increased the absolute number of shares owned by our Named Executive Officers.

As a matter of addressing any issues that stockholders may have with respect to our compensation policies and programs, we have a Say-on-Pay Policy and we solicit stockholder approval on an advisory basis of the compensation of our Named Executive Officers on an annual basis. Our compensation programs and policies are designed to be simple and clear to facilitate stockholder visibility into our compensation practices. As shown in our Compensation Discussion and Analysis, our goal is to provide transparency with regard to our operations, performance and how and why certain compensation decisions are reached. In an effort to be responsive to the marketplace and the need for stockholder engagement, we encourage stockholders to reach out directly to us, our Directors and also to engage by voting on our say-on-pay proposal.

BUSINESS PERFORMANCE SUMMARY

In 2013, the Company made significant improvements in its financial model which continued into 2014 and crystallized in the June 2014 strategic restructuring. The restructuring has steadily helped our financial performance, reducing our losses and improving adjusted gross margins.

Prior to the restructuring, we pursued both mobile and infrastructure opportunities, including the high volume, low margin segment of the cellular applications market that consists of rapid design cycles and fierce competition. We also implemented cost-saving measures to effectively lower revenue requirements for EBITDA breakeven.

With our restructuring, we shifted our focus to certain targeted smaller markets, especially within the infrastructure space, where we believe we can achieve higher profit margins. We anticipate these margins will be sustained principally because the lifecycles of products in the infrastructure markets have been observed to be longer and our unique technology and product features create a stronger value proposition for our customers.  Our infrastructure focus and shift away from high volume, low margin segments, has also enabled us to significantly reduce fixed and operating expenses as capacity utilization decreases. We believe that this enriched product mix and efficient operating model will allow us to regain and expand profitability and achieve EBITDA breakeven with significantly lower revenue.

2014 review:

●	In exiting 2014, the Company has increased the proportion of infrastructure revenue from 23% in the third quarter of 2013 to 50% in the second half of 2014. The Company’s longer-term goal is 75-85%.
●

Movements in the mobile market resulted in a rise in revenues in 2013. However, with the change in focus to infrastructure markets which are smaller, but significantly more profitable, revenues declined significantly in 2014.

●	During the 2013 and 2014 periods, the Company was undertaking cost reduction programs and in 2014 achieved more than $25M in annualized cash cost reductions.
●	From the first quarter of 2013 to the fourth quarter of 2014, the Company made steady improvements in adjusted gross margin and expanded adjusted gross margins by 1800 basis points.
●	We reduced our EBITDA loss by more than 85% from 2013 to 2014.
●	In addition, our stock price has improved from a low of approximately $.57 on October 10, 2014 to $1.08 on the Record Date.

EXECUTIVE COMPENSATION OBJECTIVES

Compensation Objectives

The Committee understands that among the many tasks it is required to perform, establishing meaningful performance metrics is among the most challenging. Because of historical low percentage awards in connection with our short-term incentive programs and consistent forfeitures in connection with our long-term incentive programs, the Committee carefully reviews its goal-setting analysis to ensure the proper balance between providing incentives based on realistic goals but not creating awards that reward executives for poor financial performance. Striking this balance is the key objective of the Committee and is particularly difficult because the Company is in transition as it executes on its strategic restructuring which requires a shift in the financial model.

The objectives of our compensation program are to: (i) attract, motivate and retain talented executives; (ii) align the financial interests of executive officers with those of our stockholders; and (iii) pay for performance. We achieve these objectives through the development of compensation packages that provide the Company’s executive officers with compensation opportunities and incentives that are based upon the actual financial performance of the Company and the executive’s personal contributions to that performance through a mix of base salary and equity incentives. At the same time, our compensation objectives result in a negative impact on our compensation programs when the Company fails to achieve performance goals.

Because the Company operates in a highly competitive and rapidly changing industry, our compensation opportunities are designed to be sufficiently competitive to attract and retain highly skilled individuals and to align management’s incentives with the long-term interests of our stockholders. Our employees play a pivotal role in determining our ability to provide excellence to our customers. Therefore, attracting, retaining and motivating top-performing employees are critical to our ongoing success. The Committee recognizes this and spends considerable time, effort and resources ensuring that we have highly motivated, fully committed and top-caliber staff. The Company wants our employees to excel within an open and transparent corporate culture, where people are intellectually stimulated and have the opportunity to work with other high-performing and accomplished colleagues. Thus, we view our compensation program both as an essential tool in these efforts and also as a vehicle to encourage behavior consistent with our culture.

At the same time, our compensation objectives are to align the interests of our executives with those of our stockholders. Our equity compensation awards are based on various metrics designed to measure the Company’s financial performance both on absolute and relative terms. For performance-based equity compensation, the awarding and vesting is achieved only upon meeting or exceeding the pre-established performance goals.

Our Board believes that a substantial portion of equity awards to Named Executive Officers should be performance-based. We have a Pay for Performance Policy, which among other things, requires that any equity granted for short-term incentive awards is 100% performance-based and that any equity granted for long-term incentive awards is at least 50% performance-based.

Short-term incentive plan performance measures for 2014 included:

–	Revenue Achievement (vs. Plan) – 40%
–	Adjusted Earnings Achievement (vs. Plan) – 40%
–	Adjusted Cash flow from Operations Achievement (vs. Plan) – 10%
–	Management Business Objectives – 10%

Long-Term incentive plan performance measures, in 2014, consisted of relative total shareholder return measured over a one, two and three-year period as compared to our pre-defined Peer Group Companies as set forth in our 2014 Proxy Statement. See “2014 Long-Term Incentive Award Calculation” below.

The metrics were selected in order to create incentives for our executives to achieve better performance for our Company, while at the same time establishing realistic goals for achievement. This approach drives stockholder value. Revenues, profitability and cash flow drive stockholder return on investment. To measure total shareholder return as compared to Peer Group Companies allows stockholders to analyze the value of their investment in our Company and make the choice to continue to invest in our Company. It is important for our stockholders to measure how we are doing when compared to our competitors. The metric is simple and clear and at the same time is reflective of how the Company is performing on a relative basis. It is easy to calculate and measure relative total shareholder return and allows stockholders to clearly evaluate how the Company is performing. Our performance-based program ties management awards to stockholder value and Company success

Use of a Compensation Consultant

To support the Compensation and HR Committee (the “Committee”) in fulfilling its duties, historically it has, and in 2013, for analysis of 2014 compensation, it did, hire an independent consultant in the field of executive compensation to assist with its design and evaluation of Chief Executive Officer and executive officer compensation. Pursuant to its charter, the Committee is authorized to retain and terminate any consultant, as well as approve the consultant’s fees and term of retention. For analysis and consultation with respect to 2014 compensation, the Committee retained the services of Towers Watson (formerly The Delves Group) (“Towers Watson”) to assist with its comprehensive review of the Company’s compensation strategy. The Committee considered Towers Watson’s recommendations, along with the recommendations of Company management, in setting executives’ 2014 total overall compensation. Other than its analysis, Towers Watson performed no other services for the Company in 2014. The Committee specifically reviewed Towers Watson’s independence and found it be an independent advisor with no conflicts of interest.

Annually, Towers Watson compiles competitive market data (the “Data”) for use by the Committee in making its determinations regarding executive compensation. This Data consists of total compensation data from annual Aon/Radford surveys for semiconductors companies with revenues between $50 and $500 million in annual revenues. The Data also includes a review and analysis of the most current proxy data from the Peer Group Companies (as defined and set forth below).

Target Market Position Versus Peer Group Companies

The Committee seeks to set our executives’ aggregate compensation, including salary, short-term and long-term incentives, and benefits, at levels competitive with our peer group in the semiconductor industry (“Peer Group Companies”) set forth below. The Committee benchmarks the Company’s compensation against our Peer Group Companies based on several criteria, including, analog mixed signal, semiconductor technology use, size, growth rates, financial performance, industry leadership status, innovation, and the extent to which they compete with us for executive talent.

We strongly believe that it is essential to the long-term success of the Company to engage the best executive talent, with regard to the core competency of the Company: analog radio frequency. The Company believes that due to the unique nature of the analog radio frequency expertise required in its business that total compensation should under normal economic circumstances be benchmarked at the 50th percentile of the compensation surveys and data of a peer group that specifically includes direct competitors in the RF market.

Based upon review of our compensation programs, those of our RF analog semiconductor peers, and our assessment of individual and corporate performance, we believe that the value and design of our executive compensation programs were at market relative to our Peer Group Companies.

Peer Group Companies

Towers Watson assists the Committee in its decision-making process on an ongoing basis and provides objective and independent advice and data to the Committee.

When selecting the Peer Group Companies, Towers Watson looks at publicly traded companies with similar Global Industry Classification Standard (“GICS”) codes as ours. Towers Watson reviews GICS codes for our industry (semiconductors and semiconductors and equipment) and applies a revenue constraint of approximately one-half to two-times our revenue to limit the output because compensation is correlated to revenue. In this manner, Towers Watson endeavors to build a peer group that is truly centered around our business and where we compete for talent, not purely our revenue and our industry.

Once the Peer Group Companies are selected and agreed to by the Committee, Towers Watson compiles data from two sources to make the comparisons between our compensation and the competitive market compensation. The sources are the Radford survey and the Peer Group Companies. The Radford survey data is size adjusted to reflect our revenue, i.e., data taken from companies with revenues between $50M and $199M, in the high technology industry. The data regarding the Peer Group Companies is compiled from the most recently filed proxy statements for each of the peers. The material is taken from Equilar as Towers Watson’s data provider for high quality proxy data.

An important element of the Committee’s determinations involves competitive benchmarking. We regularly review our Peer Group Companies to maintain relevancy and to ensure availability of data, while seeking to avoid significant annual changes in the group to ensure a level of consistency. Each year, the Company reviews the appropriateness of its Peer Group Companies and participates in compensation and pay practice surveys of our semiconductor peer companies in order to assess the competitiveness of our compensation practices. After a review by Towers Watson, the 2014 peer group was revised to remove Mindspeed Technologies, Inc. because it was acquired by another company in December of 2013. As of July, 2014, as determined at the Committee meeting, our Peer Group Companies are comprised of the following companies for purposes of pay and performance benchmarking:

● Applied Micro Circuits Corporation	● Inphi Corporation
● Cavium, Inc.	● MaxLinear, Inc.
● DSP Group, Inc.	● Micrel, Inc.
● Entropic Communications, Inc. *	● Monolithic Power Systems, Inc.
● Exar Corporation	● NeoPhotonics Corporation
● GSI Technology, Inc.	● Pericom Semiconductor Corporation
● Hittite Microwave Corporation **	● Rubicon Technology, Inc.
● Ikanos Communications Inc.	● Vitesse Semiconductor Corporation***

*	In February 2015, Entropic Communications, Inc. announced that it signed a definitive agreement for MaxLinear, Inc. to acquire it.
**	In July 2014, Hittite Microwave Corporation was acquired by Analog Devices, Inc.
***	In March 2015, Microsemi Corporation announced that it had entered into a definitive agreement to acquire Vitesse Semiconductor Corporation.

Towers Watson further recommended and the Committee agreed, that the additional companies listed below (the “below the line” companies) be grouped with the Peer Group Companies for purposes of generally tracking pay policy and practice trends within the analog RF semiconductor industry. The “below-the-line” companies are shown separately below the list of Peer Group Companies are not factored into statistics used when making pay decisions at all. These companies are strong industry fits but are outside the revenue scope, which is why the Committee and management track them, especially if there is an incentive plan design change. However, they are NOT considered in the pay decision process. Towers Watson recommended and the Committee agreed that the “below-the-line” companies listed below be considered for purposes of tracking pay policy and practice trends ONLY. Towers Watson further recommended and the Committee agreed that the compensation data and practices from the “below-the-line” companies be reviewed but NOT factored in or considered when making compensation decisions.

● Cirrus Logic, Inc.	● Silicon Laboratories, Inc.
● RF Micro Devices, Inc.*	● Skyworks Solutions, Inc.
● Semtech Corporation	● Triquint Semiconductor, Inc.*

*	In 2015, RF Micro Devices, Inc., and Triquint Semiconductor, Inc., merged to form Qorvo, Inc.

As the Committee’s request, Towers Watson continues to periodically review the current list of Peer Group Companies to assure that the appropriate companies are represented and we expect to revise our list of Peer Group Companies for 2015 to reflect acquisitions and any other appropriate criteria.

COMPENSATION RISK ASSESSMENT

In designing and administering the executive compensation program, the Committee strives to balance short-term and long-term incentive objectives and use prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive awards. The Committee, with periodic guidance from Towers Watson, assesses and discusses the balance of risk and reward of all of its compensation programs in relation to the Company’s overall business strategy on a regular basis.

The Committee has designed the Company’s compensation programs to discourage its executives or other employees from taking unnecessary or excessive risks. At the same time, the Committee strives to encourage measurable performance by our executives in order to promote the Company’s success. The Committee evaluates the attributes of our programs, including:

–	The balance between annual and long-term performance opportunities.

–	The alignment of annual and long-term incentive award objectives to ensure that both types of awards encourage consistent behaviors and sustainable performance results.

–

Performance measures tied to short-term and long-term performance that motivate sustained performance but also result in negative compensation outcomes when the Company fails to meet performance objectives.

–	The existence of share-based compensation through the long-term equity incentive compensation component in order to align executive and stockholder interests.

–	The performance goals diversify the risks associated with any single indicator of performance.

Additionally, the Committee reviews existing policies, which are believed to encourage diligent and prudent decision-making and review processes. For example, the processes that are in place to manage and control risk include:

–	The Board approves the Company’s Strategic Plan and Capital Budget which serves as the basis for short- and long-term goal-setting.

–	During its goal-setting process, the Committee considers prior year performance relative to future expected performance to assess the reasonableness of goals.

–	The Committee retains discretion in administering all awards and performance goals and in determining performance achievement which in 2014 resulted in decreased compensation for our executives, including our Named Executive Officers.

–	The Committee believes the Company maintains a value driven ethics based culture supported by a strong tone at the top.

The Committee believes that the Company’s compensation programs are not reasonably likely to have a materially adverse effect on the Company.

COMPONENTS OF COMPENSATION

The components of the compensation program for Named Executive Officers are described below.

Base Salary: Base salaries are determined based on a variety of factors, including the executive’s scope of responsibilities, a competitive market assessment of compensation for similar roles at other semiconductor companies, and a comparison of salaries paid to Peer Group Companies. Base salaries are currently at levels that approximate the 50th percentile based on the Aon/Radford semiconductor industry survey. Base salaries are reviewed annually, and may or may not be adjusted including downward, as evidenced by a reduction in pay to our executives of 8% for the first, second and third quarters of 2014.. These compensation levels are aligned with our compensation philosophy of targeting the 50th percentile of our Peer Group Companies and allow the Company to attract and retain superior leaders that the Company believes will allow it to deliver on its business goals while reflecting the actual performance of the Company.

The Chief Executive Officer recommends base salaries for each other executive. When setting the base salaries for executives other than the Chief Executive Officer, the Committee considers recommendations from him, reviews market pay information, and makes a final determination based on the factors listed above and such executive’s performance during the year. The Committee makes an independent determination for the Chief Executive Officer’s compensation.

Named Executive Officer Compensation

As of December 31, 2014, the salaries for the Named Executive Officers were:

Named Executive Officer	Base Salary
Ronald Michels, Chief Executive Officer	$463,500
David J. Cresci, President	$275,000
Terrence G. Gallagher, Executive Vice President and Chief Financial Officer	$250,000
John van Saders, Executive Vice President, Chief Operating Officer	$300,000
Jerry Lee Miller, Senior Vice President, Worldwide Sales and Applications	$250,000
Timothy M. Laverick, Sr., Senior Vice President Infrastructure Products	$205,000

For 2014, the Named Executive Officers received salary reductions of 8% as a result of a company strategy instituted to preserve cash for the first, second and third quarters of 2014.

Short-Term Incentives: Short-term incentives are “results oriented”. These incentives are discretionary. i.e., not guaranteed and as such are considered “at risk” and the process is reviewed annually by the Committee. The Committee retains the discretion as to whether or not awards are made for a given period, as to setting the targets for the short-term incentive program, and as to the level of pay-out even if targets are met. In other words, if the Committee determines to design a program for a given period and thereafter sets performance targets that must be achieved in order to earn an incentive award, even upon achievement the Committee retains the discretion to make awards that are lower than the level of achievement. In 2014, short-term incentive awards were paid out at levels substantially lower than the levels of performance achieved and target incentive award levels. The short-term incentives are “at risk” and are not guaranteed. The payment of short-term incentives is based on our financial results and the individual executive’s performance as measured against the achievement of goals established by management and the Committee prior to the commencement of the relevant measurement period. In order to implement its philosophy that executives be rewarded for achieving positive financial results and other strategic goals and that poor Company performance has a negative impact on compensation, the Committee reviews and approves the design of the short-term incentive plan which significantly affects the total compensation of our executives depending on our success in meeting semi-annual financial and strategic goals. The Committee has and exercises the authority to make any changes it deems necessary in the semi-annual short-term incentives provided to our executives, including making downward adjustments in pay-out levels. In 2014, the Committee determined to reduce awards below those indicated by goal achievement.

Target Incentives - The short-term incentive plan is applicable to all our employees, including our Named Executive Officers. In 2014, the short-term incentive targets calculated on a semi-annual basis for our current Named Executive Officers were:

– Chief Executive Officer: 100% of base salary

– President: 75% of base salary

– Executive Vice President, Chief Operating Officer: 75% of base salary

– Senior Vice President, Worldwide Sales and Applications: 75% of base salary

– Vice President & Chief Financial Officer: 75% of base salary

– Senior Vice President, Infrastructure Products: 75% of base salary (since August 2014)

Performance Measures - It is the Company’s policy that each of the Named Executive Officers and other eligible employees receive information on their individual compensation components, the corresponding measures, and information on how each plan or program works. This information is provided periodically by the Company’s Human Resources Department

2014 Performance Goals - For the 2014 short-term incentive plan, the Committee selected financial goals related to revenue, adjusted earnings and adjusted cash flow from operations. The award of short-term incentives for the Chief Executive Officer and Chief Financial Officer in 2014 are weighted such that the achievement of goals related to revenue, adjusted earnings and adjusted cash flow from operations account for 45%, 45% and 10%, respectively, of such awards. For other executives and our employees short-term incentive plan performance measures for 2014 included: revenue achievement (vs. plan) – 40%, adjusted earnings achievement (vs. plan) – 40%, adjusted cash flow from operations achievement (vs. plan) – 10% and management business objectives – 10%

The short-term incentive plan financial goals are established by the Committee based upon the Company’s semi-annual financial plan which is approved by the Board. In 2014, the Board approved the Company’s 2014 semi-annual financial plans in February and July.

To reflect the new business plan undertaken in connection with the Company’s strategic restructuring in June 2014, the financial targets for the 2014 short-term incentive plan were adjusted to bring the targets in line with the current business model. The targets were set at realistic levels to incentivize our executives to achieve current business objectives as opposed to maintaining prior levels that under the new model would be unattainable and therefore could potentially demotivate our executives. With these adjustments, the Committee sought to encourage strong execution of the business plan which ultimately should result in increased stockholder value.

The financial performance targets established by the Committee under the short-term incentive plan for 2014 are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company.  The financial performance caps, established by the Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded.  Although the Committee retains the discretion in extraordinary circumstances to make payments even if threshold performance levels are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the performance caps, it has only exercised this discretion when making ad hoc awards relating to promotions or an extraordinary change in job responsibility.   The Committee believes it is appropriate to retain this discretion in order to make short-term incentive awards in extraordinary circumstances. At the same time, the Committee retains the discretion to award pay-outs that are lower than achievement of goals and, in 2014, it exercised this discretion.

The determination of whether a short-term incentive has been earned and will be paid for a semi-annual period is based upon whether the specific financial goal has been achieved, the absolute level of the economic performance of the business, as well as overall business conditions at the time of the short-term incentive payments. Each financial goal has a minimum achievement threshold performance relating to 50% of the goal’s target incentive, below which there will be no incentive funding associated with that goal. In addition, each individual financial goal has a maximum achievement cap of 150%, above which there is no additional short-term incentive attributable to the achievement of such financial goal. In 2014, despite levels of achievement above 50% and 100%, the executives received significantly lower percentage awards.

The Company’s Human Resources Department calculates the short-term incentive payments payable to executive officers based on the achievement of the semi-annual short-term incentive targets and specific strategic or operational goals based on levels approved by the Committee. Following each semi-annual period, the Chief Executive Officer makes recommendations for short-term incentive payments for each executive officer, excluding the Chief Executive Officer. The Committee considers recommendations from the Chief Executive Officer and makes a final determination based on the results achieved for the executive officers other than the Chief Executive Officer. The Committee, in a closed door session, decides on the short-term incentive award payable to the Chief Executive Officer.

Form of Short-Term Incentive Awards - From 2005 through 2014, the Company has used varying combinations of cash and/or restricted stock or Restricted Stock Units as the basis for its semi-annual short-term incentive awards. When restricted stock or Restricted Stock Units have been awarded, the awards have been made with six-month to one-year vesting periods. The use of equity for this purpose has allowed the Company to conserve cash to fund its growth, as well as better align the short-term incentive payout with the stockholder value created in the following performance period. In the future, the Company may use cash payments for the semi-annual (short-term) incentives as deemed appropriate by the Committee.

The Committee determined that for 2014 semi-annual incentive distributions for the Named Executive Officers would be made entirely in Restricted Stock Units. The semi-annual equity awards payable to the Company’s executive officers were reviewed and determined by the Committee in meetings held in July 2014 and February 2015, respectively.

2014 Achievement against Performance Goals - The specific financial performance targets for the first-half and second-half of the 2014 short-term incentive plan are set forth in the table below:

$ in Millions
Performance metrics	Weighting	1H14 Plan	1H14 Actuals	% of AFP (Scaled)	Net Score	2H14 Plan	2H14 Actuals	% of AFP (Scaled)	Net Score

Revenue	40%	$49.7	$46.5	67.8%	27.1%	$ 43.0	$ 39.8	62.2%	24.9%
EBITDA	40%	$ (10.5)	$ (11.0)	76.2%	30.5%	$ (5.6)	$ (5.2)	131.6%	52.6%
Cash	10%	$ (8.9)	$ (14.7)	0.0%	0.0%	$ (2.5)	$ 4.7	150.0%	15.0%
MBOs	10%			100.0%	10.0%			100.0%	10.0%
					67.6%				102.5%

As illustrated in the table below, despite the levels of achievement listed in the table above, and despite 75-100% target and incentive levels, for our executives, including our Named Executive Officers, at the discretion of the Committee, the executives, including our Named Executive Officers, received on average one-third of calculated performance levels.

Named Executive Officer	Date of Grant	Restricted Stock Units	Grant Date Stock Price ($)	Value ($)	Target	% Actually Earned
Ronald Michels	July 24, 2014 (1)	36,239	$0.84	$30,441	100%	13%
Chairman and Chief Executive Officer	February 12, 2015 (2)	64,000	$1.23	$78,720	100%	34%

David J. Cresci	July 24, 2014 (1)	21,501	$0.84	$18,061	75%	18%
President	February 12, 2015 (2)	35,800	$1.23	$44,034	75%	43%

Terrence G. Gallagher	July 24, 2014 (1)	14,659	$0.84	$12,314	75%	13%
Executive Vice President and Chief Financial Officer	February 12, 2015 (2)	35,800	$1.23	$44,034	75%	47%

John van Saders	July 24, 2014 (1)	23,455	$0.84	$19,702	75%	18%
Executive Vice President, Chief Operating Officer	February 12, 2015 (2)	35,800	$1.23	$44,034	75%	39%

Jerry Lee Miller	July 24, 2014 (1)	14,659	$0.84	$12,314	75%	13%
Senior Vice President, Worldwide Sales and Applications	February 12, 2015 (2)	35,800	$1.23	$44,034	75%	47%

Timothy M. Laverick, Sr.	July 24, 2014 (1)	11,141	$0.84	$9,358	75%	12%
Senior Vice President, Infrastructure Products	February 12, 2015 (2)	35,800	$1.23	$44,034	75%	57%

TOTAL		364,654		$401,079

1.	Reflects short-term incentive award granted in respect of first half 2014 performance.

2.	Reflects short-term incentive award granted in respect of second half 2014 performance.

Future Performance Goals - Because the market in which we operate is highly competitive with, among other items, product development, talent recruitment, accessibility of materials, customer relationships, and profitability subject to rapid competitive developments, it is our practice not to reveal forward-looking commercial and financial information relating to our business goals, plans or strategies which could result in competitive harm to us. Our 2014 goals for revenue, adjusted earnings, and adjusted cash flow from operations were derived from a combination of internal operating plans and an assessment of the rate of overall growth in our markets. As an indication of the improvements made in 2014, and level of difficulty in achieving overall performance objectives, the following level of short-term incentive payouts has been achieved in the past four years:

Year	Range of Achievement
2014	68% to 103%
2013	50% to 65%
2012	9% to 50%
2011	14% to 15%

However, as noted above, despite these levels of performance in 2014, our executives received awards substantially lower than achievement

Long-Term Incentives: Long-term equity incentives, including stock options, restricted stock, Restricted Stock Units, and stock purchase rights granted pursuant to our 2005 Long-Term Incentive and Share Award Plan and our Employee Stock Purchase Plan, directly align the interests of our stockholders and the economic interests of our executive officers and other eligible employees. Stock options and Restricted Stock Units are both strong incentives because they encourage employees to work to increase the Company’s stock price. Recipients of stock option grants realize value only if the fair market value of our common stock increases above the exercise price of such options, which is set at the fair market value of our common stock on the date such option is granted. The fair market value of Restricted Stock Units is based on the closing price on date of grant. In addition, employees must remain employed with us for a fixed period of time in order for the options or Restricted Stock Units to fully vest. Stock options and/or Restricted Stock Units are granted to employees and executives following a yearly review of individual performance and consideration of the individual’s long-term value to the Company. Stock options vest over a period of three years with one-third vesting on the anniversary of the first full year of each grant and quarterly vesting in the remaining two years. Restricted Stock Units generally vest over a period of three years with one-third vesting at the end of each twelve-month period commencing with the date of grant.

Annual Long-Term Incentive Equity Awards for 2014 – At its February 13, 2014 meeting, in accordance with its Pay for Performance Policy, the Committee approved, the award of 620,000 Restricted Stock Units to the Named Executive Officers set forth opposite their names as of March 3, 2014. 50% of the Restricted Stock Units have time-based vesting conditions and 50% have performance-based vesting conditions. The Committee approved these long-term incentive awards after discussions with Towers Watson and examining Peer Group Company compensation levels, as well as the Company’s past practices and current and anticipated performance levels. The Committee also considered the Company’s specific business conditions at the time of setting the performance goals as well as general market conditions.

Named Executive Officers	Date of Grant	Performance Period	Number of Time-Based Restricted Stock Units	Number of Performance- Based Restricted Stock Units
Ronald Michels	March 3, 2014	2014	100,000	100,000
Chairman and Chief Executive Officer

David J. Cresci	March 3, 2014	2014	62,500	62,500
President

Terrence G. Gallagher	March 3, 2014	2014	30,000	30,000
Executive Vice President and Chief Financial Officer

John van Saders	March 3, 2014	2014	62,500	62,500
Executive Vice President and Chief Operating Officer

Jerry Lee Miller	March 3, 2014	2014	30,000	30,000
Senior Vice President Worldwide Sales and Applications

Timothy M. Laverick, Sr.	March 3, 2014	2014	25,000	25,000
Senior Vice President, Infrastructure Products

2014 Long-Term Incentive Award Calculation

In February 2014, the Committee modified the structure of the performance-based awards to further align stockholder and management incentives. The performance calculation used in determining whether the long-term performance-based Restricted Stock Unit award has been earned is the Company’s one-year, two-year and three-year relative total shareholder return compared to that of the Peer Group Companies as identified for 2014. The goals for the 2014 performance-based awards are rigorous relative to the Company’s historical financial performance. The performance-based awards have historically been forfeited because the Company did not achieve the goals. The Company had negative total shareholder return in 2014 and as a result, a portion of the executives’ awards were forfeited. In order to incentivize executives to achieve realistic improvements in the Company’s performance and generate positive shareholder returns, the Committee carefully selected the relative total shareholder return metric because the Committee and the Board determined that it is important for the Company to generate total shareholder return. As evidenced by the historical forfeitures, setting the goals for total shareholder return as a starting point motivates the executives to make progressive improvements in the Company’s performance as opposed to setting goals that are unattainable. Improving total shareholder return is the first step and provides the executives with the appropriate level of incentive to align shareholder interests with those of the executives.

2014 TARGET vs. ACTUAL
Company’s Relative Three-Year TSR Performance Relative to Pre-Defined 2014 Peer Group Companies	Applicable Percentage
75%	100%
50%	75%
25%	50%
<25%	0
Actual = 0*	All Awards for Year One Were Forfeited for Failure to Perform

*The Company had negative total shareholder return in 2014 and finished in the lowest quartile of its Peer Group Companies.

The Applicable Percentage is interpolated on a linear basis between the levels stated above. For example, if the actual TSR for the Year 2 TSR was 57%, then the Applicable Percentage would be 82%.

The following table summarizes the results of our pay-for-performance policy for 2012, 2013 and 2014:

Actual Results of Pay-For-Performance

	Ronald Michels	David J. Cresci		Terrence G. Gallagher		John van Saders	Jerry Lee Miller	Timothy M. Laverick, Sr.
2014 Salary	$ 436,760	$ 259,135		$ 235,577		$ 282,692	$ 235,577	$ 184,664
2014 LTI Grant (shares)	200,000	125,000		60,000		125,000	60,000	50,000
2014 LTI Forfeits (5) (shares)	(33,333)	(20,833)		(10,000)		(20,833)	(10,000)	(8,333)
2014 STI Grant (shares)	100,239	57,301		50,459		59,255	50,459	46,941
2014 STI Target	100%	75%		75%		75%	75%	75%
% of STI Earned	24%	30%		30%		28%	30%	35%

2013 Salary	$ 463,500	$ 248,591		$ 250,000		$ 294,231	$ 242,788	n/a
2013 LTI Grant (shares) (2)	400,000	59,500	3	60,000	4	120,000	100,000	n/a
2013 LTI Forfeits (shares) (2)	(165,170)	(16,294)		(19,551)		(49,551)	(41,294)	n/a
2013 STI Grant (shares)	123,289	54,898		48,344		58,018	49,843	n/a
2013 STI Target	100%	75%		75%		75%	75%	n/a
% of STI Earned	58%	58%		56%		56%	60%	n/a

2012 Salary	$ 456,231	n/a		$ 240,000		$ 281,000	n/a	n/a
2012 LTI Grant (shares)	-	n/a		-		-	n/a	n/a
2012 LTI Forfeits (shares)	-	n/a		-		-	n/a	n/a
2012 STI Grant (shares) (1)	120,703	n/a		9,250		15,000	n/a	n/a
2012 STI Target	100%	n/a		75%		75%	n/a	n/a
% of STI Earned	50%	n/a		9%		13%	n/a	n/a

1.	For the first half of 2012 no short-term incentives were awarded.
2.	Includes the 2012 and 2013 time-based and performance-based long-term incentive awards.
3.	Includes 2012 time-based long-term incentive and 2013 time-based and performance-based long-term incentive awards.
4.	Includes only 2013 time-based and performance-based long-term incentive, no 2012 grants were awarded.
5.	Cumulative to date forfeits based on performance objectives not met through the Record Date. Additional forfeits could apply in the future subject to failure to meet performance goals.

Our Core Compensation Objectives for Named Executive Officers

During 2014, we remained committed to the following core executive compensation objectives: (i) attracting, motivating and retaining top quality executive talent; (ii) aligning the interests of our executives and our stockholders; and (iii) pay-for-performance.

Ronald Michels, Chairman and Chief Executive Officer - In December 2013, the Committee reviewed and discussed Data for the Chief Executive Officer position and determined that Mr. Michels’ base salary should remain at $463,500 and that his target annual incentive (100% of base salary) should be reconfirmed at market median levels. However, during the first, second and third quarters, his salary was reduced by 8%.

In February 2014, the Committee elected to award Mr. Michels the following long-term incentive awards for 2014:

–	100,000 Restricted Stock Units (Vesting is time-based over three years)
–

100,000 Restricted Stock Units (Award is performance-based as measured by levels of relative total shareholder return during 2014, and vests, if at all, over three years). As of February 2015, no shares were earned and a portion of the shares were forfeited for failure to achieve performance goals.

In February 2014 and July 2014, the Committee reviewed Mr. Michels’ performance as Chief Executive Officer. In connection with the short-term incentive program and based upon his outstanding management leadership, for the second half of 2013 and first half of 2014, the Committee awarded Mr. Michels an aggregate of 98,239 time-based Restricted Stock Units, which vested six months after their respective grant dates. However, the actual award levels were below actual percentage achievement levels because of the Company’s overall failure to meet performance goals.

David J. Cresci, President - In December 2013, the Committee reviewed and discussed the Data for the position of President and for 2014, determined to maintain Mr. Cresci’s base salary at $275,000 and his target annual incentive (75% of base salary) was reconfirmed at market median levels. However, during the first, second and third quarters, his salary was reduced by 8%.

In February 2014, the Committee awarded Mr. Cresci the following long-term incentive awards for 2014:

–	62,500 Restricted Stock Units (Vesting is time-based over three years)
–

62,500 Restricted Stock Units (Award is performance-based as measured by levels of relative total shareholder return during 2014, and vests, if at all, over three years). As of February 2015, no shares were earned and a portion were forfeited for failure to achieve performance goals.

In February 2014 and July 2014, the Committee reviewed Mr. Cresci’s performance. In connection with the short-term incentive program and based upon his efforts relating to customer retention and product expansion, as well as his corporate management skills, for the second half of 2013 and the first half of 2014, the Committee awarded Mr. Cresci an aggregate of 49,126 time-based Restricted Stock Units during 2014, which vested six months after their respective grant dates. However, the actual award levels were below actual percentage achievement levels because of the Company’s overall failure to meet performance goals.

Terrence G. Gallagher, Executive Vice President, Chief Financial Officer – In February 2015, Mr. Gallagher was promoted to Executive Vice President and Chief Financial Officer without any increase in base salary or target annual incentive. In December 2013, the Committee reviewed and discussed the Data for the Vice President and Chief Financial Officer position. For 2014 the Committee determined that Mr. Gallagher’s salary would remain at $250,000 and reconfirmed his target annual incentive (75% of base salary) at market median levels.

However, during the first, second and third quarters, his salary was reduced by 8%.

In February 2014, the Committee elected to award Mr. Gallagher the following long-term incentive awards for 2014:

–	30,000 Restricted Stock Units (Vesting is time-based over three years)
–

30,000 Restricted Stock Units (Award is performance-based as measured by levels of relative total shareholder return during 2014, and vests, if at all, over three years). As of February 2015, no shares were earned and a portion were forfeited for failure to achieve performance goals.

In February 2014 and July 2014, the Committee reviewed Mr. Gallagher’s performance as Vice President and Chief Financial Officer. In connection with the short-term incentive program and based upon his significant efforts towards preserving cash and steering the financial management of the Company for the second half of 2013 and first half of 2014, the Committee awarded Mr. Gallagher an aggregate of 39,759 time-based Restricted Stock Units which vested six months after their grant dates. However, the actual award levels were below actual percentage achievement levels because of the Company’s overall failure to meet performance goals.

John van Saders, Executive Vice President, Chief Operating Officer – In December 2013, the Committee reviewed and discussed the Data for the position of Executive Vice President and Chief Operating Officer. Based on its review of the Data for 2014, the Committee determined that Mr. van Saders’ salary should remain at $300,000 and his target annual incentive (75% of base salary) was reconfirmed at market median levels.

However, during the first, second and third quarters, his salary was reduced by 8%.

In February 2014, the Committee awarded Mr. van Saders the following long-term incentive awards for 2014:

–	62,500 Restricted Stock Units (Vesting is time-based over three years)
–

62,500 Restricted Stock Units (Award is performance-based as measured by levels of relative total shareholder return during 2014, and vests, if at all, over three years). As of February 2015, no shares were earned and a portion were forfeited for failure to achieve performance goals.

In February 2014 and July 2014, the Committee reviewed Mr. van Saders’ performance. In connection with the short-term incentive program and based upon his performance relating to strong operational execution and other significant cost reduction efforts for the second half of 2013 and the first half of 2014, the Committee awarded Mr. van Saders an aggregate of 53,580 time-based Restricted Stock Units, which vested six months after their grant dates. However, the actual award levels were below actual percentage achievement levels because of the Company’s overall failure to meet performance goals.

Jerry Lee Miller, Senior Vice President, Worldwide Sales and Applications – In December 2013, the Committee reviewed and discussed the Data for Senior Vice President, Worldwide Sales and Applications. After reviewing the Data for 2014, the Committee determined to leave Mr. Miller’s base salary at $250,000 and reconfirmed his target annual incentive (75% of base salary) at market median levels.

However, during the first, second and third quarters, his salary was reduced by 8%.

In February 2014, the Committee awarded Mr. Miller the following long-term incentive awards for 2014:

–	30,000 Restricted Stock Units (Vesting is time-based over three years)
–

30,000 Restricted Stock Units (Award is performance-based as measured by levels of relative total shareholder return during 2014, and vests, if at all, over three years). As of February 2015, no shares were earned and a portion were forfeited for failure to achieve performance goals.

In February 2014 and July 2014, the Committee reviewed Mr. Miller’s performance. In connection with the short-term incentive program and based upon the strong results within the infrastructure and mobile markets under his leadership and his extraordinary efforts relating to customer expansion and retention for the second half of 2013 and the first half of 2014, the Committee awarded Mr. Miller an aggregate of 42,284 time-based Restricted Stock Units which vested six months after their grant dates. However, the actual award levels were below actual percentage achievement levels because of the Company’s overall failure to meet performance goals.

Timothy M. Laverick, Sr., Senior Vice President, Infrastructure Products – In August, 2014, Mr. Laverick was promoted to Senior Vice President of Infrastructure Products and became a Named Executive Officer,

When Mr. Laverick was promoted from to Senior Vice President, Infrastructure Products, the Committee approved an increase in his base salary to $205,000, effective August 4, 2014. In addition, he received a time based long-term incentive award of 20,000 restricted stock units and a performance-based long-term incentive award of 20,000 restricted stock units with the following criteria:

Company’s Relative Three-Year TSR Performance Relative to Pre-Defined 2014 Peer Group Companies	Applicable Percentage
75%	100%
50%	75%
25%	50%
<25%	0

SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation paid to our Named Executive Officers in the years set forth next to their names:

		Salary	Bonus	Stock Awards	Stock Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and Principal Position	Year	($) (1)	($)	($) (2)	($)	($)	($)	($) (3)	($)

Ronald Michels	2014	$436,760	$0	$413,101	$0	$0	N/A	$33,864	$883,725
Chairman and Chief Executive Officer	2013	$463,500	$0	$770,739	$0	$0	N/A	$27,847	$1,262,085
	2012	$456,231	$0	$231,750	$0	$0	N/A	$39,947	$727,928

David J. Cresci	2014	$259,135	$0	$252,057	$0	$0	N/A	$35,998	$547,190
President	2013	$248,591	$0	$423,679	$0	$0	N/A	$45,016	$717,285

Terrence G. Gallagher	2014	$235,577	$0	$147,530	$0	$0	N/A	$18,596	$401,703
Executive Vice President and Chief Financial Officer	2013	$250,000	$0	$193,291	$0	$0	N/A	$21,019	$464,310
	2012	$240,000	$0	$17,760	$0	$0	N/A	$19,368	$277,128

John van Saders	2014	$282,692	$0	$253,699	$0	$0	N/A	$19,184	$555,575
Executive Vice President, Chief Operating Officer	2013	$294,231	$0	$360,640	$0	$0	N/A	$22,032	$676,902
	2012	$281,000	$0	$28,800	$0	$0	N/A	$24,109	$333,909

Jerry Lee Miller	2014	$235,577	$0	$147,530	$0	$0	N/A	$27,432	$410,539
Senior Vice President, Cellular Products	2013	$242,788	$0	$233,940	$0	$0	N/A	$21,791	$498,519

Timothy M. Laverick, Sr.	2014	$184,664	$0	$155,763	$0	$0	N/A	$2,694	$343,121
Senior Vice President, Infrastructure Products

1.

For 2014, the Named Executive Officers received salary reductions of 8% in connection with the Company’s cash preservation program for the first, second and third quarters of 2014. Mr. Cresci’s salary was increased in 2013 to $275,000. However, his salary for 2014 reflects the 8% decrease.

2.

The 2014 stock awards include long-term and short-term incentive awards earned for 2014. For the time-based long-term incentive awards, the grant date fair value is $1.82. For the performance-based long-term incentive awards the value is 67% of the grant date value as determined by a valuation expert using the Monte Carlo valuation method. The short-term incentive awards for 2014 are valued on the date of grant which was $0.84 and $1.23 respectively. Also included for Mr. Laverick is a time-based restricted stock unit award valued at $0.79 and a performance-based restricted stock unit award valued at $0.53 using the Monte Carlo valuation method.

The 2013 awards include the grant date fair value of $2.07 for the 2012 award, as approved by the Company’s stockholders in 2013, $1.98 for the 2013 award and for Messrs. Cresci and van Saders awards upon promotion at $2.11. Amounts for Messrs. Michels, Cresci, van Saders, and Miller include the value of Restricted Stock Units awarded for 2012 compensation, in addition to awards for the 2013. The 2012 and 2013 awards were approved by the Compensation Committee at its February 16, 2012 and December 4, 2012 meetings, respectively. For Restricted Stock Units subject to performance conditions for 2012, the value is zero based on performance conditions. For Restricted Stock Units subject to performance conditions for 2013, includes the value at the grant date for 50% of the shares awarded, whereas actual performance was 34.83%.

3.

All Other Compensation includes benefits (medical, dental, life, accidental death and dismemberment, long-term disability, physical exam, financial planning allowance, and 401k match). For Mr. Michels, a country club membership is included. For Mr. Cresci, tuition reimbursement is included.

GRANTS OF PLAN-BASED AWARDS TABLE AS OF DECEMBER 31, 2014

The following table provides information on stock options, Restricted Stock Units or awards granted in 2014 for each of the Company’s Named Executive Officers. There can be no assurance that the amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column will ever be realized.

			Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of All Stock & Option Awards
Name and Principal Position	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Ronald Michels	3/3/2014	2/13/2014				100,000	200,000	200,000	1					$ 303,940
Chairman and Chief Executive Officer	2/4/2014	12/3/2013								62,000	2			$ 118,420
	7/24/2014	7/24/2014								36,239	3			$ 30,441

David J. Cresci	3/3/2014	2/13/2014				62,500	125,000	125,000	1					$ 189,963
President	2/4/2014	12/3/2013								27,625	2			$ 52,764
	7/24/2014	7/24/2014								21,501	3			$ 18,061

Terrence G. Gallagher	3/3/2014	2/13/2014				30,000	60,000	60,000	1					$ 91,182
Executive Vice President and Chief Financial Officer	2/4/2014	12/3/2013								25,100	2			$ 47,941
	7/24/2014	7/24/2014								14,659	3			$ 12,314

John van Saders	3/3/2014	2/13/2014				62,500	125,000	125,000	1					$ 189,963
Executive Vice President, Chief Operating Officer	2/4/2014	12/3/2013								30,125	2			$ 57,539
	7/24/2014	7/24/2014								23,455	3			$ 19,702

Jerry Lee Miller	3/3/2014	2/13/2014				30,000	60,000	60,000	1					$ 91,182
Senior Vice President, Cellular Products	2/4/2014	12/3/2013								25,100	2			$ 47,941
	7/24/2014	7/24/2014								14,659	3			$ 12,314

Timothy M. Laverick, Sr.	3/3/2014	2/13/2014				25,000	50,000	50,000	1					$ 75,985
Senior Vice President Infrastructure Products	2/4/2014	12/3/2013								19,100	2			$ 36,481
	7/24/2014	7/24/2014								11,141	3			$ 9,358
	7/24/2014	8/4/2014				20,000	40,000	40,000			4			$ 26,386

(1)

Awards of Restricted Stock Units: 50% for the 2014 time-based long-term incentive award plan with three year vesting and 50% for the 2014 performance-based long-term incentive award plan with three year vesting. The first third of the performance-based Restricted Stock Units has been forfeited due to failure to meet performance objectives.

(2)	Represents awards of Restricted Stock Units for the Second Half 2013 short-term incentive plan vesting six months after the Grant Date..

(3)	Represents awards of Restricted Stock Units for the First Half 2014 short-term incentive plan.

(4)	Award of time-based and performance-based Restricted Stock Units for Mr. Laverick for the assumption of his new role as a Named Executive Officer with three year vesting.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table shows all outstanding equity awards held by the Named Executive Officers as of December 31, 2014.

.	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Ronald Michels	47,600			$8.84	12/18/2016	259,458	2	$194,594	66,666	$50,000
Chairman and Chief Executive Officer	88,858			$1.93	1/15/2019
	250,000			$3.24	6/28/2021

David J. Cresci	5,408			$8.84	12/18/2016	184,629	3	$138,472	41,667	$31,250
President	11,026			$1.93	1/15/2019
	10,000			$5.78	10/7/2020

Terrence G. Gallagher	7,811			$8.84	12/18/2016	71,625	4	$53,719	20,000	$15,000
Executive Vice President and Chief Financial Officer	4,072			$1.93	1/15/2019

John van Saders	3,609			$9.00	2/1/2017	149,587	5	$112,190	41,667	$31,250
Executive Vice President, Chief Operating Officer	2,543			$1.93	1/15/2019

Jerry Lee Miller	5,066			$5.01	5/3/2020	75,462	6	$56,597	20,000	$15,000
Senior Vice President, Worldwide Sales and Applications

Timothy M. Laverick						86,943	7	$65,207	36,667	$27,500
Senior Vice President, Infrastructure Products

(1)	The dollar value of these awards is calculated by multiplying the number of shares or units by the closing bid price of our Common Stock on December 31, 2014 of $0.75.

(2)

Restricted time-based stock units vesting as follows: 147,849 vesting on September 2, 2015 (includes 11,610 earned performance shares from 2013), 33,333 vesting on March 3, 2016, 33,333 vesting on May 8, 2016, 11,610 vesting on May 12, 2016, and 33,333 vesting on March 3, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 33,333 vesting on March 3, 2016 and 33,333 vesting on March 3, 2017.

(3)

Restricted time-based stock units vesting as follows: 98,398 vesting on September 2, 2015 (includes 2,902 earned performance shares from 2013), 20,833 vesting on March 3, 2016, 8,333 vesting on May 8, 2016, 2,902 vesting on May 12, 2016, 33,330 vesting on June 17, 2016 and 20,833 vesting on March 3, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 20,834 vesting on March 3, 2016 and 20,833 vesting on March 3, 2017.

(4)

Restricted time-based stock units vesting as follows: 38,142 vesting on September 2, 2015 (includes 3,483 earned performance shares from 2013), 10,000 vesting on March 3, 2016, 10,000 vesting on May 8, 2016, 3,483 vesting on May 12, 2016 and 10,000 vesting on March 3, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 10,000 vesting on March 3, 2016 and 10,000 vesting on March 3, 2017.

(5)

Restricted time-based stock units vesting as follows: 81,105 vesting on September 2, 2015 (includes 3,483 earned performance shares from 2013), 20,833 vesting on March 3, 2016, 10,000 vesting on May 8, 2016, 3,483 vesting on May 12, 2016, 13,333 vesting on June 17, 2016, and 20,833 vesting on March 3, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 20,834 vesting on March 3, 2016 and 20,833 vesting on March 3, 2017.

(6)

Restricted time-based stock units vesting as follows: 44,227 vesting on September 2, 2015 (includes 2,902 earned performance shares from 2013), 10,000 vesting on March 3, 2016, 8,333 vesting on May 8, 2016, 2,902 vesting on May 12, 2016 and 10,000 vesting on March 3, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 10,000 vesting on March 3, 2016 and 10,000 vesting on March 3, 2017.

(7)

Restricted time-based stock units vesting as follows: 45,710 vesting on September 2, 2015 (includes 2,902 earned performance shares from 2013), 8,333 vesting on March 3, 2016, 8,333 vesting on May 8, 2016, 2,902 vesting on May 12, 2016, 6,666 vesting on August 4, 2016, 8,333 vesting on March 3, 2017 and 6,666 vesting on August 4, 2017. Performance-based Restricted Stock Units dependent on performance will vest if at all as follows: 6,666 vesting on August 5, 2015, 8,333 vesting on March 3, 2016, 6,667 vesting on August 5, 2016, 8,334 vesting on March 3, 2017 and 6,667 vesting on August 5, 2017.

OPTION EXERCISES AND STOCK VESTED

The following table shows all stock options exercised and the value realized upon exercise and all stock awards that vested and the value realized upon vesting by each Named Executive Officer during 2014. No options were exercised in 2014.

Named Executive Officer	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald Michels	-	-	384,051	$574,701
Chairman and Chief Executive Officer

David J. Cresci	-	-	123,889	$127,351
President

Terrence G. Gallagher	-	-	84,325	$98,935
Vice President and Chief Financial Officer

John van Saders	-	-	122,332	$147,168
Executive Vice President, Chief Operating Officer

Jerry Lee Miller	-	-	92,768	$118,543
Senior Vice President, Worldwide Sales and Applications

Timothy M. Laverick, Sr.	-	-	52,141	$61,240
Senior Vice President , Infrastructure Products

EQUITY COMPENSATION PLAN DISCLOSURE

The following table provides information as of December 31, 2014, about securities issued or authorized for future issuance under the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity Compensation Plans approved by security holders (1)	1,163,898	$4.89	6,848,631
Equity Compensation Plans not approved by security holders (2)	55,057	$3.49
Total	1,218,955		6,848,631

(1)

Consists of the Company’s 1995 Long-Term Incentive and Share Award Plan for Officers and Directors, which terminated on February 28, 2005; the 2005 Plan; and the Employee Stock Purchase Plan. The reserve balance in the 2005 Plan at December 31, 2014 was 5,028,939 shares. Shares remaining in the 2005 Plan reserve as of March 19, 2015 equaled 2,144,444. Upon expiration of our 2005 Plan on April 6, 2015, no awards of any kind will be made from the 2005 Plan. Further, no shares will carry over from the 2005 Plan.

(2)	Consists of the Company’s 1997 Long-Term Incentive and Share Award Plan which terminated on February 28, 2005.

OTHER COMPENSATION AND BENEFITS

Our executive officers are also eligible for other benefits that generally are similar to those available to all of our U.S.-based employees, including medical, life and accident insurance, employee stock purchase plan and a 401(k) plan matching contribution of up to 30% of an employee’s contribution up to 10% of their gross pay. In April 2014, as a means of conserving cash, we ceased matching contributions under our 401(k) plan. Our Named Executive Officers are also eligible for an annual physical exam, a supplemental executive medical plan, a convertible life insurance policy and a financial planning allowance. Mr. Michels receives a country club membership. We do not provide any other perquisites to our Named Executive Officers that are not made available to other employees.

The following table generally illustrates the benefits and perquisites we do and do not provide and identifies those employees who may be eligible to receive them:

Plan	Named Executive Officers	Managers	Full-Time Employees
401(k)	X	X	X
Medical/Dental/Vision	X	X	X
Life & Disability Insurance (1) (2)	X	X	X
Change-In-Control & Severance Plan	X	Not Offered	Not Offered
Supplemental Executive Medical Plan (3)	X	Not Offered	Not Offered
Supplemental Early Retirement Plan	Not Offered	Not Offered	Not Offered
Employee Stock Purchase Plan	X	X	X
Defined Benefit Pension Plan	Not Offered	Not Offered	Not Offered
Employee Discounts	X	X	X
Convertible Life Insurance	X	Not Offered	Not Offered
Financial Planning Allowance (4)	X	X	X
Automobile/Transportation Allowance (5)	Not Offered	Not Offered	X
Relocation Assistance (6)	X	X	X
Physical Fitness Allowance	Not Offered	Not Offered	Not Offered
Country Club Memberships (7)	X	Not Offered	Not Offered
Security Service	Not Offered	Not Offered	Not Offered
Dwellings for Personal Use	Not Offered	Not Offered	Not Offered

(1)

We provide Company-paid short-term disability insurance to eligible full-time employees with a bi-weekly benefit up to 100% of qualifying base salary. The amount of the Company-paid benefit may be reduced by state disability benefits, workers compensation payments, or Social Security payments.

(2)

We provide Company-paid long-term disability insurance which provides income replacement during a disability that has existed (for at least six months of up to 60% of base salary with a maximum benefit of $10,000 monthly.) The amount of benefits provided under this plan may be reduced by state disability benefits, workers compensation payments, or Social Security payments.

(3)	We provide an executive supplemental medical plan to certain executives, which covers the expense for qualifying claims which have not been paid or reimbursed by the basic healthcare plans.

(4)

We provide our Named Executive Officers with a limited financial planning allowance via taxable reimbursements for financial planning services like financial advice, life insurance adequacy and tax preparation, which are focused on assisting executive employees in achieving the highest value from their compensation package.

(5)	In certain international locations certain managers and employees are provided an automobile/transportation allowance in accordance with local custom and competitive market practice.

(6)

We provide relocating employees with economic assistance associated with home sale, house hunting, home purchase, temporary living, shipment of personal goods, and other miscellaneous move expenses. The level of individual assistance is defined by both our Relocation Policy and individual relocation agreements. The program is administered through a third party.

(7)	We provide a Company-paid country club membership to Ronald Michels, Chief Executive Officer, for the purpose of customer meetings and entertainment.

OTHER COMPENSATION POLICIES AND PRACTICES

Hedging Prohibitions - We have an insider trading policy, which among other things prohibits employees, officers, and directors from engaging in any speculative or hedging transactions in our securities. These “Hedging Prohibitions” were adopted and added to the policy at the Committee’s February 2012 meeting.

The Company considers it improper and inappropriate for those employed by the Company to engage in short-term, speculative transactions, including derivatives or hedges, in or related to the Company’s securities or in other transactions in the Company’s securities that may lead to inadvertent violations of the insider trading laws.

Hedging transactions such as puts, calls, collars, swaps, forward sales contracts, exchange funds, and similar arrangements or instruments designed to hedge or offset decreases in market value of ANADIGICS’ securities are prohibited.

No employee, including Named Executive Officers, or directors may engage in short sales of ANADIGICS securities, hold ANADIGICS securities in a margin account or pledge ANADIGICS securities as collateral for a loan as both create the potential for inadvertent violations of insider trading laws (i.e. margin calls or loan foreclosures).

Clawback Policy - The Board may recover incentive compensation paid to any current or former Named Executive Officer of the Company when each of the following conditions apply:

₋

The Company’s financial statements are required to be restated due to material non-compliance with any financial reporting requirements under the federal securities laws (other than a restatement due to a change in accounting rules);

₋	As a result of such restatement, a performance measure that was a material factor in determining the incentive award is restated; and

₋	A lower payment would have been made to the executive officer based on the restated financial results.

The Clawback Policy applies to all annual incentive and other performance-based compensation paid on or after February 16, 2012 and the recovery period is the three-year period preceeding the date on which the Company is required to prepare the accounting restatement.

Named Executive Officers and Director Stock Ownership: - The Board believes that Directors and Named Executive Officers should have a significant stake in ANADIGICS stock to align their interests with those of the Company’s stockholders.  To further this objective, the Committee periodically reviews stock ownership levels for our Named Executive Officers and Directors.  For 2014, counting equity incentive awards that vested and the purchase by certain Named Executive Officers and a Director of Common Stock of our Company, the absolute number of shares owned by our Named Executive Officers and Directors increased.

As of February 2015, the Committee’s assessment of stock ownership levels among our Directors and Named Executive Officers is that (i) a significant portion of their respective personal investment portfolios consist of our Company’s stock; and (ii) their stock ownership levels are appropriate when compared to similarly situated directors and executives at our Peer Group Companies.

As of the Record Date, our Directors ownership levels were as set forth below:

Ronald Rosenzweig	261,653
Richard B. Kelson	0
Harry Rein	167,492
David Fellows	295,611
Dennis Strigl	173,588

From a benchmarking standpoint, as of our Record Date, using the closing bid price of our stock of $1.03 per share, our non-employee Directors have holdings of approximately 3.8 times their total cash compensation, including chair and committee fees.

As of the Record Date, our Named Executive Officers ownership levels were as set forth below:

Ronald Michels	1,261,843
David J. Cresci	360,985
Terrence G. Gallagher	232,832
John van Saders	164,735
Jerry Lee Miller	130,346
Timothy M. Laverick Sr.	43,787

From a benchmarking standpoint, as of the Record Date, using the closing bid price of our stock of $1.03 per share, our Chief Executive Officer's ownership is approximately 2.8 times his base salary and the other Named Executive Officers ownership is approximately 0.7 times their respective base salaries.

The Committee will continue to monitor Named Executive Officer stock ownership levels compared to our Peer Group Companies on an ongoing basis.

Section 162(m) - Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer and the next three most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year. However, if we pay compensation that is treated as “qualified performance-based compensation” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year. Our 2005 Plan is stockholder-approved and stock options granted under the 2005 plan are intended to qualify as “qualified performance-based compensation”. The Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL ARRANGEMENTS, AND SEPARATION AGREEMENTS

EXECUTIVE EMPLOYMENT AGREEMENTS

Ronald Michels – Chairman and Chief Executive Officer. Mr. Michels was appointed Chairman of the Board on March 20, 2013 and currently holds the title of Chairman and Chief Executive Officer. He previously served as Director from March 28, 2011 to March 20, 2013. He served as President and Chief Executive Officer from March 28, 2011 to June 12, 2013. He served as Director and Chief Executive Officer starting in June 12, 2013.

He also served as Senior Vice President – Chief Technology and Strategy Officer of the Company from April 2009 to March 2013. Prior to that Mr. Michels was the Senior Vice President - Broadband Products. In connection with his appointment, Mr. Michels and the Company entered into an employment agreement, accepted April 15, 2011 (the “Initial Agreement”), with a term expiring on December 31, 2013. In June 2013, the Company announced that in connection with an executive reorganization, Mr. Michels was appointed Chairman of the Board. He was appointed Chief Executive Officer in March 2011. On September 30, 2013, the Company entered into an amended employment agreement (the “Agreement”) with Mr. Michels, which replaced the Initial Agreement.

Pursuant to the Agreement, the term commenced on October 1, 2013 and terminates on December 31, 2015 (the “Stated Termination Date”), unless either Mr. Michels or the Company, on or subsequent to September 30, 2014 provides the other party with a 90-day advance written notice to terminate the Agreement in which event the Agreement will terminate on the 91st day, with Mr. Michels agreeing to serve as Chairman of the Board for 12 months beginning on such date (the “Early Termination Date”), if the Board of Directors so requests.

Under the terms of the Agreement, if the Company terminates Mr. Michels without “Cause” or in the event of  a “Change in Control” which results in either the involuntary termination without “Cause” of his employment with the Company or Mr. Michels’ voluntary resignation from the Company due to a reduction in responsibilities and duties associated with his position, or reduction in base salary, plus bonus at target, (without the prior express written consent of Mr. Michels), he shall be entitled to (A) an amount equal to 200% of the sum of (i) the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment plus (ii) his bonus at target of 110% of the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment (to be paid on the date that is sixty (60) days after the date of termination under the Agreement), (B) payment of the semi-annual bonus (at 100% of target prorated for the number of months worked in that period to be paid on the date that is sixty (60) days after the date of termination under the Agreement), (C) medical and dental insurance benefits for a maximum of twelve months, (D) executive outplacement services for up to six months, and (E) immediate vesting of (i) all stock options and (ii) all shares of restricted stock and Restricted Stock Units granted prior to termination of employment to the extent earned if performance-based.

 If Mr. Michels’ employment terminates on the Stated Termination Date or the Early Termination Date, he is entitled to (x) the immediate vesting of his stock options, restricted stock and Restricted Stock Units that would have vested within twelve months of the expiration date of the Agreement and (y) an amount equal to the highest annualized rate of his base salary in effect at any point during the twelve months preceding the date of termination of employment (to be paid on the date that is sixty days after the date of termination under the Agreement) and (z) payment of any short-term incentive bonus for the year ending on the Stated Termination Date or the Early Termination Date, which has been awarded and earned in accordance with the Company’s normal course, but not yet paid (to be paid at the time such bonuses are otherwise payable under the terms of the applicable plan for active executives).

David J. Cresci - President. The Company announced on June 12, 2013 that it appointed David J. Cresci to serve as President. In connection with his appointment, Mr. Cresci and the Company continued his employment agreement which was effective on January 14, 2013 (the “Agreement”), for a term expiring December 31, 2015 (the “Stated Termination Date”) (the “Agreement”), which term will automatically be extended on an annual basis on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. Cresci nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the Agreement.

Under the terms of the Agreement, if within 12 months following a “Change in Control” his employment with the Company is terminated without “Cause” or Mr. Cresci voluntary resigns from the Company due to a material reduction in the responsibilities and duties associated with his position, or a material reduction in his base salary, plus target bonus opportunity (without the express consent of Mr. Cresci), he will be entitled to (i) an amount equal to (x) twelve months of base salary (payable in equal bi-weekly installments) (y) payment of his annual bonus at 100% of target (payable in bi-weekly installments), and (z) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company’s regular scheduled semi-annual bonus payment date); provided that no such payments under this clause (i) shall be made prior to the 60th day following the date of termination under the Agreement; (ii) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company’s will pay the COBRA continuation coverage premiums for him and his covered dependents in effect at his termination for a maximum of twelve (12) months; (iii) executive outplacement services for up to six months; and (iv) the immediate vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options shall continue to be exercisable for ninety (90) days following the vesting of such options, but not beyond the original term of such options.

In the event Mr. Cresci's employment with the Company is terminated without "Cause" at any time by the Company prior to the Stated or Anniversary Termination Date, absent the occurrence of a Change in Control or more than twelve months following a Change in Control, the Company agrees that following such termination, he will receive: (i) an amount equal to (x) twelve months of base salary (payable in equal bi-weekly installments); and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company's regular scheduled semi-annual bonus payment date); provided that no such payments under this clause (i) shall be made prior to the 60th day following the date of termination under this Agreement; (ii) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company will pay the COBRA continuation coverage premiums for Mr. Cresci and his covered dependents as in effect at his termination for a maximum of twelve (12) months; (iii) executive outplacement services for up to six months; and (iv) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options shall continue to be exercisable for ninety (90) days following the vesting of such options, but not beyond the original term of such options.

If Mr. Cresci’s employment terminates on the Stated Termination Date or any Anniversary Termination Date as a result of notification from the Company, Mr. Cresci is entitled to (i) twelve (12) months base salary (payable in equal bi-weekly installments), (ii) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid, and (iii) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date but would have vested within twelve (12) months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options shall continue to be exercisable for ninety (90) days following the vesting of such options, but not beyond the original term of such options; provided that no payments under clauses (i) and (ii) shall be made prior to the 60th day following the date of termination under the Agreement.

Terrence Gallagher – Executive Vice President and Chief Financial Officer. Mr. Gallagher was promoted to Executive Vice President and Chief Financial Officer in February 2015. The Company announced on November 14, 2011 it appointed Terrence Gallagher, to serve as Vice President, Chief Financial Officer.  In connection with his appointment, Mr. Gallagher and the Company entered into an employment agreement, effective November 14, 2011 (the “Agreement”) for a term expiring on December 31, 2013 (the “Stated Termination Date”), which term will automatically be extended on an annual basis on the Stated Termination Date and on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. Gallagher nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the Agreement.

Under the terms of the Agreement, if within 12 months following a “Change in Control”, the Company terminates Mr. Gallagher without “Cause” or Mr. Gallagher voluntarily resigns from the Company due to a material reduction in responsibilities and duties associated with his position, or a material reduction in base salary, plus target bonus opportunity, without the prior express written consent of Mr. Gallagher, he will be entitled to (A) an amount equal to (x) twelve months of base salary and payment of the annual bonus at 100% of target (payable in equal bi-weekly installments) and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period; (paid at the Company’s regular scheduled semi-annual bonus payment date) provided that no such payments shall be made prior to the 60th day following the termination under the Agreement (B)  subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months and (D) immediate vesting of  all stock options, shares of restricted stock and Restricted Stock Units granted under any stock or stock option plan of the Company, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such termination date.

If Mr. Gallagher’s employment is terminated without “Cause” at any time prior to the Stated Termination Date or Anniversary Termination Date by the Company, absent the occurrence of a Change in Control or more than twelve months following a Change in Control, he will be entitled to (A) an amount equal to (x) twelve months of base salary (payable in equal bi-weekly installments) and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period, (paid at the Company’s regular scheduled semi-annual bonus payment date) (B)  subject to timely election of continuation coverage under COBRA, COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months, and (D) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted which have not vested as of the termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based).

If Mr. Gallagher’s employment terminates on the Stated Termination Date or any Anniversary Termination Date, he will be entitled to (A) an amount equal to twelve months base salary, (B) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid, and (C) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted which have not vested as of such termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based).

John van Saders - Executive Vice President, Chief Operating Officer. The Company announced on June 12, 2013 it appointed John van Saders, to serve as Executive Vice President, Chief Operating Officer.  In connection with his appointment, Mr. van Saders and the Company continued his employment agreement, accepted April 15, 2011 (the “Agreement”), for a term expiring December 31, 2013 (the “Stated Termination Date”), which term will automatically be extended on an annual basis on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. van Saders nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the Agreement.

Under the terms of the Agreement, in the event of a “Change in Control” which results, within six months of the Change in Control, in either the involuntary termination of his employment with the Company without “Cause” or Mr. van Saders’ voluntary resignation from the Company due to a reduction in the responsibilities and duties associated with his position, or reduction in base salary, plus bonus at target (without the express consent of Mr. van Saders), he will be entitled to (A) an amount equal to (i) twelve months of base salary and payment of the annual bonus at 100% of target (payable in equal bi-weekly installments) plus (ii) his semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the numbers of complete months worked in that period, provided that no such payments under clauses (i) and (ii) shall be made prior to the 60th day following the date of termination, (B) continuation of all current medical and dental insurance benefits for a maximum of twelve (12) months, (C) executive outplacement services for up to six months and (D) immediate vesting of all stock options and shares of restricted stock and Restricted Stock Units granted prior to termination of employment, to the extent such options, stock and units have been earned if performance-based; any such options will continue to be exercisable for six (6) months following termination of employment but not beyond the original term of the options. If the Company terminates Mr. van Saders without “Cause” at any time prior to the Stated Termination Date or any Anniversary Termination Date, absent the occurrence of a Change in Control, Mr. van Saders shall be entitled to (A) an amount equal to six months base salary and payment of the semi-annual bonus at 100% of target, (B) continuation of all current medical and dental insurance benefits for a maximum of twelve (12) months, (C) executive outplacement services for up to six months and (D) immediate vesting of all stock options and shares of restricted stock and Restricted Stock Units granted prior to termination of employment, to the extent such options, stock and units have been earned if performance-based.

If Mr. van Saders’ employment terminates on the Stated Termination Date or any Anniversary Termination Date, he is entitled to the immediate vesting of his stock options and restricted stock and Restricted Stock Units that would have vested within twelve months of the expiration date of the Agreement.

Jerry Lee Miller - Senior Vice President, Worldwide Sales and Applications. The Company announced on June 12, 2013 that it appointed Jerry Lee Miller, to serve as Senior Vice President, Worldwide Sales and Applications. In connection with his appointment, Mr. Miller and the Company continued his employment agreement which was effective on April 3, 2013 (the “Agreement”) for a term expiring December 31, 2013 (the “Stated Termination Date”), which term will automatically be extended on an annual basis on each anniversary of the Stated Termination Date (“Anniversary Termination Date”), provided that neither Mr. Miller nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the Agreement.

Under the terms of the Agreement, in the event of a “Change in Control” which results, within twelve (12) months following a Change in Control, in either the involuntary termination of his employment with the Company without “Cause” or Mr. Miller’s voluntary resignation from the Company due to a material reduction in the responsibilities and duties associated with his position, or material reduction in base salary, plus target bonus opportunity (without the express consent of Mr. Miller), he will be entitled to (i) an amount equal to (x) twelve months of base salary and payment of the annual bonus at 100% of target (payable in equal bi-weekly installments); and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company’s regular scheduled semi-annual bonus payment date); provided that no such payments under clause (i) shall be made prior to the 60th day following the date of termination under this Agreement; (ii) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will pay the COBRA continuation coverage premiums for him and his covered dependents as in effect at his termination for a maximum of twelve (12)months, (iii) executive outplacement services for up to six months; and (iv) the immediate vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date but would have vested within twelve (12) months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options will continue to be exercisable for twelve (12) months following the vesting of such options, but not beyond the original term of such options.

In the event Mr. Miller's employment with the Company is terminated without "Cause" at any time by the Company prior to the Stated or Anniversary Termination Date, absent the occurrence of a “Change in Control” or more than twelve months following a Change in Control, the Company agrees that following such termination, he will receive: (i) an amount equal to (x) twelve months of base salary (payable in equal bi-weekly installments); and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company's regular scheduled semi-annual bonus payment date); provided that no such payments under clause (i) shall be made prior to the 60th day following the date of termination under this Agreement; (ii) subject to his timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the Company will pay the COBRA continuation coverage premiums for Mr. Miller and his covered dependents as in effect at his termination for a maximum of twelve (12) months, (iii) executive outplacement services for up to six months; and (iv) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date but would have vested within twelve (12) months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options shall continue to be exercisable for ninety (90) days following the vesting of such options, but not beyond the original term of such options.

If Mr. Miller’s employment terminates on the Stated Termination Date or any Anniversary Termination Date as a result of notification from the Company, Mr. Miller is entitled to (i) twelve (12) months base salary (payable in equal bi-weekly installments), (ii) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid (paid at the Company’s regular scheduled semi-annual bonus payment date), and (iii) the continued vesting of all stock options, restricted stock and Restricted Stock Units previously granted to him which have not vested as of such date but would have vested within twelve (12) months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or Restricted Stock Units have been earned (if performance-based) and not vested as of such date; any such options will continue to be exercisable for ninety (90) days following the vesting of such options, but not beyond the original term of such options; provided that no payments under clauses (i) and (ii) will be made prior to the 60th day following the date of termination under the Agreement.

Timothy M. Laverick, Sr. – Senior Vice President, Infrastructure Products. Effective August 4, 2014, we appointed Timothy Laverick, age 51, to serve as Senior Vice President of Infrastructure Products.  Mr. Laverick had previously been serving as Vice President of Infrastructure Products since May 2012.  Prior to this role, he served as General Manager of Fiber Optic Product Segment as well as Vice President of Design Technology at the Company. Prior to joining us in 1989, Mr. Laverick was a circuit designer at Microwave Semiconductor Corp.

Mr. Laverick entered into an employment agreement with us, effective April 3, 2012, for a term expiring on December 31, 2013 (the “Stated Termination Date”), which term was automatically extended on the Stated Termination Date to December 31, 2014 and will be extended on an annual basis and on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. Laverick nor the Company notifies the other party in writing prior to the September 30 preceding such Anniversary Termination Date that such party elects not to extend the agreement.

Under the terms of the agreement, if within twelve months following a “Change in Control”, we terminate Mr. Laverick without “Cause” or Mr. Laverick voluntarily resigns due to a material reduction in responsibilities and duties associated with his position, or a material reduction in compensation (base salary, plus target bonus opportunity) without the prior express written consent of Mr. Laverick, he will be entitled to (A) an amount equal to (x) twelve months of base salary and payment of the annual bonus at 100% of target (payable in equal bi-weekly installments), and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company’s regular scheduled semi-annual bonus payment dates), (B) subject to timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months and (D) immediate vesting of all stock options and restricted stock units granted under any stock or stock option plan we maintain, to the extent such stock options or restricted stock units have been earned (if performance-based) and not vested as of such termination date.

If Mr. Laverick’s employment is terminated without Cause at any time prior to the Stated Termination Date or an Anniversary Termination Date, absent the occurrence of a Change in Control or more than twelve months following a Change in Control, he will be entitled to (A) an amount equal to (x) twelve months of base salary (payable in bi-weekly installments), and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period (paid at the Company’s regular scheduled semi-annual bonus payment dates), (B) subject to timely election of continuation coverage under COBRA, COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months, and (D) the continued vesting of all stock options and restricted stock units previously granted which have not vested as of the termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options or restricted stock units have been earned (if performance-based).

If Mr. Laverick’s employment is terminated on any Anniversary Termination Date, he will be entitled to (A) an amount equal to twelve months of base salary, (B) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid, and (C) the continued vesting of all stock options and restricted stock units previously granted which have not vested as of such termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options or restricted stock units have been earned (if performance-based).

The following table shows the estimated value transfer to each Named Executive Officer under various terminations of employment scenarios (assuming the termination or death occurred on December 31, 2014):

Summary Chart Scenario	Ronald Michels (1)	David J. Cresci (2)	Terrence G. Gallagher (3)	John van Saders (4)	Jerry Lee Miller (5)	Timothy M. Laverick, Sr. (6)	Total
If Retirement or Voluntary Resignation	$0	$0	$0	$0	$0	$0	$0
If Termination for Cause	$0	$0	$0	$0	$0	$0	$0
If Termination without Cause	$2,327,445	$747,544	$339,790	$436,417	$365,841	$279,041	$4,496,077
If Change-In-Control followed by termination without cause or resignation for Good Reason	$2,327,445	$953,794	$527,290	$661,417	$553,341	$432,791	$5,456,077
If Death Occurs	$351,878	$487,670	$95,569	$199,356	$98,447	$98,309	$1,331,229

(1)

For Mr. Michels, the Termination without Cause and Change-In-Control payments include separation payments of $2,052,784 inclusive of second half 2014 Short-Term incentive, accelerated vesting Restricted Stock Units of $244,593, outplacement benefits of $15,000, and medical and dental benefits of $15,068. The payment in the event of death represents the accelerated vesting of Restricted Stock Units, inclusive of second half 2014 short-term incentive.

(2)

For Mr. Cresci, the Change-In-Control and Termination without Cause payments include separation payments of $532,080 (if Change-in-Control followed by a qualifying event) or $325,830 (if Termination without Cause) in both cases inclusive of second half 2014 short-term incentive, twelve-months accelerated vesting of Restricted Stock Units of $390,242, outplacement benefits of $15,000 and, medical and dental benefits of $16,472. The payment in the event of death represents the accelerated vesting of all Restricted Stock Units, inclusive of second half 2014 short-term incentive.

(3)

For Mr. Gallagher, the Change-In-Control and Termination without Cause payments include separation payments of $437,500 (if Change-in-Control followed by a qualifying event) or $250,000 (if Termination without Cause), twelve-months accelerated vesting of Restricted Stock Units of $58,069, inclusive of second half 2014 short-term incentive, outplacement benefits of $15,000 and, medical and dental benefits of $16,721. The payment in the event of death represents the accelerated vesting of all Restricted Stock Units, inclusive of second half 2014 short-term incentive.

(4)

For Mr. van Saders, the Change-In-Control and Termination without Cause payments include separation payments of $525,000 (if Change-in-Control followed by a qualifying event) or $300,000 (if Termination without Cause), twelve-months accelerated vesting of Restricted Stock Units of $104,826, inclusive of second half 2014 short-term incentive, outplacement benefits of $15,000 and, medical and dental benefits of $16,591. The payment in the event of death represents the accelerated vesting of all Restricted Stock Units, inclusive of second half 2014 short-term incentive.

(5)

For Mr. Miller, the Change-In-Control and Termination without Cause payments include separation payments of $437,500 (if Change-in-Control followed by a qualifying event) or $250,000 (if Termination without Cause), twelve-months accelerated vesting of Restricted Stock Units of $84,919, inclusive of second half 2014 short-term incentive, outplacement benefits of $15,000 and, medical and dental benefits of $15,922. The payment in the event of death represents the accelerated vesting of all Restricted Stock Units, inclusive of second half 2014 short-term incentive.

(6)

For Mr. Laverick, the Change-In-Control and Termination without Cause payments include separation payments of $358,750 (if Change-in-Control followed by a qualifying event) or $205,000 (if Termination without Cause), twelve-months accelerated vesting of Restricted Stock Units of $57,060, inclusive of second half 2014 short-term incentive, outplacement benefits of $15,000 and, medical and dental benefits of $15,000. The payment in the event of death represents the accelerated vesting of all Restricted Stock Units, inclusive of second half 2014 short-term incentive.

COMPENSATION AND HR COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussions with management, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2014.

SUBMITTED BY THE COMPENSATION AND HR COMMITTEE OF THE BOARD OF DIRECTORS OF ANADIGICS, INC.

Harry T. Rein, Chairman

Richard B. Kelson

Dennis Strigl

The foregoing report of the Compensation and HR Committee is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as incorporated therein by reference.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

If a stockholder of the Company wishes to have a proposal included in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders, the proposal must be received at the Company’s principal executive offices by November 28, 2015 and must otherwise comply with rules promulgated by the SEC in order to be eligible for inclusion in the proxy material for the 2016 Annual Meeting. If a stockholder desires to bring business before the meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company’s bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Secretary of the Company.

One of the procedural requirements in the Company’s bylaws is timely notice in writing of the business that the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2016 Annual Meeting or notice of a proposed nomination to the Board must be received by the Secretary of the Company no later than 90 days before the first anniversary date of this Proxy Statement, to be presented at the meeting. If, however, the date of next year’s Annual Meeting is earlier than April 12, 2016, or later than June 11, 2016, the earliest date will be determined by the Board of Directors. Any such notice must provide the information required by the Company’s by-laws with respect to the stockholder making the proposal, the nominee (if any) and the other business to be considered (if any). Under rules promulgated by the Securities and Exchange Commission, the Company, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary voting authority with respect to any proposals that do not comply with the procedures described above. Proposals may be mailed to the Company, to the attention of the Secretary, 141 Mt. Bethel Road, Warren, NJ 07059.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers or other nominee record holder may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company to the attention of the Secretary, 141 Mt. Bethel Road, Warren, New Jersey 07059.

OTHER MATTERS

The Board knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their judgment on such matters.

ANADIGICS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" all 2 nominees listed and "FOR" Proposals 2, 3, 4 and 5.

	For	Against	Abstain
01 - Richard Kelson	☐	☐	☐
02 - Ronald Michels	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 3 5 7 6 3 2

021XRA

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.
The proxy statement and the 2014 Annual Report to Shareholders are available at:
http://materials.proxyvote.com/032515

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ANADIGICS, INC.

Meeting of Stockholders – May 12, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Ronald Michels and Terrence G. Gallagher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of ANADIGICS, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Meeting of Stockholders of the company to be held May 12, 2015 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" ITEMS 2, 3, 4 AND 5.

(Continued and to be marked, dated and signed, on the other side)

Appendix A

ANADIGICS, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

1.	Purposes of the Plan

The ANADIGICS, Inc. 2016 Employee Stock Purchase Plan (the "Plan") is intended to provide a suitable means by which eligible employees of ANADIGICS, Inc. (the "Company") and participating subsidiaries, as may be designated by the Board of Directors of the Company from time to time, may accumulate, through voluntary, systematic payroll deductions, amounts regularly credited for their account to be applied to the purchase of shares of the common stock, par value $0.01, of the Company (the "Common Stock") pursuant to the exercise of options granted from time to time hereunder. The Plan provides employees with opportunities to acquire proprietary interests in the Company, and will also provide them with additional incentives to continue their employment and promote the best interests of the Company. Options granted under the Plan are intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The term "subsidiary" as used in the Plan shall mean a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code. For purposes of the Plan, masculine terminology shall also be construed to include the feminine.

2.	Shares of Stock Subject to the Plan

Subject to the provisions of Section 12, the maximum number of shares of Common Stock which may be issued on the exercise of options granted under the Plan is 5,000,000 shares of the Company's Common Stock. Any shares subject to an option under the Plan, which option for any reason expires or is terminated unexercised as to such shares, shall again be available for issuance on the exercise of other options granted under the Plan. Shares delivered on the exercise of options may, at the election of the Board of Directors of the Company, be authorized but previously unissued Common Stock or Common Stock reacquired by the Company, or both.

3.	Administration

The Plan shall be administered by the Compensation and HR Committee of the Board of Directors of the Company (the "Committee"). Subject to the provisions of the Plan, the Committee shall have full discretion and the exclusive power (i) to determine the terms and conditions under which shares shall be offered and corresponding options shall be granted under the Plan for any Purchase Period (as defined in Section 6) consistent with the provisions of the Plan, and (ii) to resolve all questions relating to the administration of the Plan.

The interpretation and application by the Committee of any provision of the Plan shall be final and conclusive on all employees and other persons having, or claiming to have, an interest under the Plan. The Committee may in its discretion establish such rules and guidelines relating to the Plan as it may deem desirable.

The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. The Committee shall keep minutes of its actions under the Plan.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any options granted hereunder.

4.	Eligibility to Participate

The persons eligible to participate in this Plan shall be all employees (including officers) of the Company, or of a participating subsidiary, as the case may be, who have completed, immediately preceding the commencement of the applicable Purchase Period, at least one month of continuous employment with the Company or a participating subsidiary, as applicable, but excluding employees whose customary employment is for not more than five months in any calendar year or 20 hours or less per week; provided, however, that such one month employment requirement shall not be applicable to employees in the employment of the Company on the first day of the first Purchase Period established under the Plan. The Board of Directors of the Company may designate any subsidiary of the Company as a participating subsidiary for purposes of the Plan in which event employees of such subsidiary meeting the foregoing requirements shall also be eligible persons for the applicable Purchase Period(s). An employee who is eligible to participate in this Plan pursuant to this Section 4 is hereinafter referred to as an "Employee."

Prior to the due date for the Participation Election for each Purchase Period, the Company will furnish to each Employee a notice stating the maximum number of shares which such Employee shall be eligible to purchase for such Purchase Period in accordance with the provisions of clause (ii) in the first paragraph of Section 5.

Nothing contained in the Plan shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate his employment at any time.

5.	Participation in the Plan

An Employee may participate in the Plan only as of the beginning of a Purchase Period. If an individual becomes eligible to participate in the Plan after the commencement of a Purchase Period, he may not participate in the Plan until the beginning of the next Purchase Period. A copy of the Plan will be furnished to each Employee prior to the beginning of the first Purchase Period during which he may participate in the Plan. To participate in the Plan an Employee must deliver (or cause to be delivered) to the Company, by a Company-designated date prior to the commencement of the first Purchase Period during which he wishes to participate in the Plan, a contingent subscription for Common Stock and authorization for payroll deductions to effect the purchase of Common Stock (hereinafter called a "Participation Election"). In his Participation Election an Employee must:

    (i) authorize payroll deductions within the limits prescribed in Sections 8 and 9 and specify the percentage to be deducted regularly from his Compensation (as defined in Section 8);

    (ii) elect and authorize the purchase by him for each Purchase Period of a number of shares of Common Stock on the Exercise Date (as defined in Section 7) with respect to the applicable Purchase Period which shall not exceed the number of shares which may be purchased at a price equal to 85% of the lesser of the Fair Market Value (determined in accordance with Section 7) of the Common Stock on the first day or the last day of such Purchase Period with the maximum aggregate amount of payroll deductions for the Purchase Period (based on the participant’s Compensation in effect on the first day of the Purchase Period);

    (iii) furnish the exact name and address in which stock certificates for Common Stock purchased by him under the Plan are to be issued; and

    (iv) agree to notify the Company in writing, in a manner prescribed by the Company, if he should dispose of Common Stock purchased through the Plan within two years of the commencement of the Purchase Period in which he purchased such Common Stock or within one year after such Common Stock is transferred to him.

An Employee need not, and may not, make any down payment in order to participate in the Plan.

Participation in the Plan is entirely voluntary, and a participating Employee may withdraw from participation as provided in Section 15 during any Purchase Period at any time prior to the Exercise Date for such Purchase Period.

The Committee may establish a maximum number of shares of Common Stock which any Employee may purchase under the Plan for a Purchase Period, which amount need not be the same for each Purchase Period.

6.	Purchase Periods; Grant of Options

Unless otherwise determined by the Committee, each Purchase Period under the Plan shall commence on the first day of a calendar year and end on the last day of such calendar year, and shall include all pay periods ending within it; provided, however, that a Purchase Period may not exceed 27 months in length from the date of grant, and an option granted hereunder may not be exercised after the expiration of 27 months from the date such option is granted. During each Purchase Period participating Employees shall accumulate credits to a bookkeeping account maintained by the Company (hereinafter referred to as a “Stock Purchase Account") through payroll deductions to be made at the close of each pay period for the purchase of shares of Common Stock under the Plan. For each Purchase Period the Company shall grant options to participating Employees with respect to the number of shares of Common Stock (subject to the provisions of Sections 2, 5, 11 and 12) which shall be purchasable through the application of amounts credited to each such Employee's Stock Purchase Account at the purchase price per share determined on the Exercise Date for the Purchase Period (such number of shares to be subject to reduction in the event of a pro rata apportionment provided for in Section 17).

7.	Exercise Dates and Purchase Prices

The last business day of each Purchase Period shall constitute the "Exercise Date" for such Purchase Period. Subject to the provisions of Section 12, the purchase price per share of Common Stock to be purchased on an Exercise Date pursuant to the exercise of options granted for the Purchase Period, through the application of amounts credited during such Purchase Period to the Stock Purchase Accounts of participating Employees, shall not be less than the lesser of:

(a)	an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is granted (i.e., the first business day of the Purchase Period), or

(b)	an amount equal to 85% of the Fair Market Value of the Common Stock at the time such option is exercised (i.e., the Exercise Date).

For purposes of the Plan, the Fair Market Value of a share of the Common Stock on any date shall be (1) if the Common Stock is traded on an established securities market, the mean between the high and low prices of such Common Stock for such date, and (2) if the Common Stock is not so traded, an amount determined by the Committee in any reasonable manner it so determines in good faith and based upon such factors as it deems relevant to such determination; provided, however, that the Fair Market value of a share of Common Stock on the date of consummation of the Company's initial public offering shall be the price paid by the public in the initial public offering.

8.	Payroll Deductions - Authorization and Amount

Employees shall authorize in their Participation Elections from 1% to 15% (in whole percentage increments) of their Compensation to which such election relates (subject to the limitations of Section 9). For purposes of the Plan, the "Compensation" of an Employee for any Purchase Period shall mean the gross amount of his base pay on the basis of his regular, straight-time hourly, weekly or monthly rate for the number of hours normally worked, exclusive of overtime, bonuses, shift premiums or other compensation.

By delivering to the Company at least fifteen (15) days prior to the commencement of the next Purchase Period a revised Participation Election, a participating Employee may change the amount to be deducted from his Compensation during the next Purchase Period and any subsequent Purchase Period subject to the limitations of this Section 8 and Section 9. At any time prior to the end of a Purchase Period, but not more than three times during any such Purchase Period, an Employee may change his rate of Compensation deduction by filing a new Compensation deduction authorization form. The change shall become effective as soon as administratively practicable after receipt of the form by the Company.

A participating Employee’s authorization for payroll deductions will remain in effect for the duration of the Plan, subject to the provisions of Sections 11 and 14, unless his election to purchase Common Stock shall have been terminated pursuant to the provisions of Section 13, the amount of the deduction is changed as provided in this Section 8 or the Employee withdraws or is considered to have withdrawn from the Plan under Section 15 or 16.

All amounts credited to the Stock Purchase Accounts of participating Employees shall be held in the general funds of the Company but shall be used from time to time in accordance with the provisions of the Plan.

9.	Limitations on the Granting of Options

Anything in the Plan to the contrary notwithstanding, no participating Employee may be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (if any) to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this Section 9:

    (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

    (ii) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

    (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

No participating Employee may be granted an option hereunder if such Employee, immediately after the option is granted, owns (within the meaning of Section 423(b)(3) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporation. For purposes of the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the respective meanings set forth in Section 424 of the Code.

10.	Stock Purchase Accounts

The amounts deducted from the Compensation of each participating Employee shall be credited to his individual Stock Purchase Account. Employees participating in the Plan may not make direct cash payments to their Stock Purchase Accounts.

Following the close of each Purchase Period the Company will furnish to each participating Employee a statement of his individual Stock Purchase Account. This statement shall show (i) the total amount of payroll deductions for the Purchase Period just closed, (ii) the number of full shares (and the purchase price per share) of Common Stock purchased pursuant to the provisions of Section 11 by the participating Employee for the Purchase Period, and (iii) any remaining balance of his payroll deductions which is to be refunded to the Employee following the close of the Purchase Period.

11.	Issuance and Purchase of Common Stock

Shares of Common Stock may be purchased by participating Employees only on the Exercise Date for each Purchase Period; and the options which the Company grants to participating Employees to purchase Common Stock for a Purchase Period may be exercised only on the Exercise Date, and their elections to purchase Common Stock pursuant to the exercise of such options shall not become irrevocable until the close of business on the day prior to the Exercise Date. The purchase price per share shall be determined as set forth in Section 7.

A participating Employee who purchases Common Stock pursuant to the exercise of options granted under the Plan shall purchase as many shares as shall be provided in his Participation Election, subject to the limitations set forth in Sections 8, 9, 12 and 17; provided that in no event may shares be purchased other than by application of the balance in his Stock Purchase Account on the Exercise Date and that in no event may a participating Employee purchase a greater number of shares than would be purchasable at the purchase price determined in accordance with Section 7 through the application of the balance in his Stock Purchase Account on the Exercise Date for the Purchase Period to which the option relates. Any balance remaining in such a participating Employee's Stock Purchase Account following an Exercise Date shall be refunded to the Employee as soon as practicable thereafter.

Unless otherwise determined by the Committee, Common Stock purchased pursuant to the Plan shall be held in book entry form until such time as the Employee requests delivery of certificates for Common Stock. Certificates for Common Stock so purchased shall be delivered to the Employee as soon as practicable following his or her request. Cash in an amount equal to the Fair Market Value of a fractional share interest will be issued to the Employee in lieu of a certificate for a fractional share of Common Stock.

All rights as an owner of shares of Common Stock purchased under the Plan shall accrue to the participating Employee who purchased the shares effective as of the Exercise Date on which amounts credited to his Stock Purchase Account were applied to the purchase of the shares; and such Employee shall not have any rights as a stockholder prior to such Exercise Date by reason of his having elected to purchase such shares.

12.	Dilution or Other Adjustment

If the Company is a party to any merger or consolidation, or undergoes any separation, reorganization or liquidation, the Committee shall have the power to make arrangements, which shall be binding upon the Employees then participating in the Plan, for (i) the purchase of shares subject to outstanding Participation Elections for the Purchase Period occurring at such time, (ii) for the assumption of the Company's undertakings with respect to the Plan by another corporation, or (iii) for the cancellation of outstanding Participation Elections and options to purchase shares and the payment by the Company of an amount (not less than the amount then credited to Employees' respective Stock Purchase Accounts) determined by the Committee in consideration therefor. In addition, in the event of a reclassification, stock split, combination of shares, separation (including a spin-off), dividend on shares of the Common Stock payable in stock, or other similar change in capitalization or in the corporate structure of shares of the Common Stock of the Company, the Committee shall conclusively determine the appropriate adjustment in the purchase price and other terms of purchase for shares subject to outstanding Participation Elections for the Purchase Period occurring at such time, in the number and kind of shares or other securities which may be purchased for such Purchase Period and in the aggregate number of shares which may be purchased under the Plan. Any such adjustment in the shares or other securities subject to the outstanding options granted to such Employees (including any adjustment in the option price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent permitted by Sections 423 and 424 of the Code.

13.	No Assignment of Plan Rights or Purchased Stock

An Employee must promptly advise the Company if a disposition shall be made of any shares of Common Stock purchased by him under the Plan if such disposition shall have occurred within two years of the commencement of the Purchase Period in which he purchased such shares or within one year after such shares are transferred to him.

Options granted under the Plan are not transferable by a participating Employee other than by will or the laws of descent and distribution and must be exercisable, during the participating Employee’s lifetime, only by the participating Employee. A participating Employee’s privilege to purchase Common Stock under the Plan can be exercised only by him, and he cannot purchase Common Stock for someone else.

An Employee participating in the Plan may not sell, transfer, pledge or assign to any other person any interest, privilege or right under the Plan or in any amounts credited to his Stock Purchase Account; and if this provision shall be violated, his election to purchase Common Stock shall terminate, and the only right remaining thereunder will be to have paid to the person entitled thereto the amount then credited to the Employee's Stock Purchase Account.

14.	Suspension of Deductions

A participating Employee's payroll deductions under the Plan shall be suspended if on account of a leave of absence, layoff or other reason a participating Employee does not have sufficient Compensation in any payroll period to permit his payroll deductions authorized under the Plan to be made in full. The suspension will last until the participating Employee again has sufficient Compensation to permit such payroll deductions to be made in full; but if the suspension shall not have been removed by the Exercise Date for the Purchase Period in which it began, the participating Employee will be considered to have withdrawn from the Plan as provided for in Section 15.

15.	Withdrawal from and Reparticipation in the Plan

During any Purchase Period a participating Employee may withdraw from the Plan prior to the Exercise Date for the Purchase Period by providing written notice to the Company of such withdrawal in accordance with this Section; and, subject to, and in accordance with, the provisions of Sections 5 and 8, he may again participate in the Plan at the beginning of any Purchase Period subsequent to the Purchase Period in which he withdrew. A participating Employee’s withdrawal from the Plan during a Purchase Period shall be effected by written notification from the Employee to the Company, on a form which the Company shall provide for this purpose ("Notice of Withdrawal"). An Employee’s Notice of Withdrawal shall not be effective unless it is received by the Company at least fifteen (15) days prior to the applicable Exercise Date. In the event a participating Employee shall withdraw from the Plan, all amounts then credited to his Stock Purchase Account shall be returned to him as soon as practicable after his Notice of Withdrawal shall have been received.

If an Employee's payroll deductions shall be interrupted by any legal process, a Notice of Withdrawal will be considered as having been received from him on the day the interruption shall occur.

16.	Termination of Participation

A participating Employee's right to continue participation in the Plan will terminate upon the earliest to occur of (i) the Company's termination of the Plan, (ii) his transfer to ineligible employment status, or (iii) his retirement, termination of employment due to his disability, death or other termination of employment with the Company and its subsidiaries. Upon the termination of an Employee's right to continue participation in the Plan on account of the occurrence of any of the foregoing events, all amounts then credited to his Stock Purchase Account not already used for the purchase of Common Stock will be repaid as soon as practicable. Such repayment shall be made to the participating Employee unless the termination of participation occurred by reason of such Employee's death, in which event such repayment shall be made to such Employee's beneficiary. For this purpose, an Employee's beneficiary shall be the person, persons or entity designated by the Employee on a form prescribed by and delivered to the Committee or, in the absence of an effective beneficiary designation, the Employee's estate; provided, however, that the determination of the Employee's beneficiary hereunder shall be subject to any applicable community property or other laws.

17.	Apportionment of Stock

If at any time shares of Common Stock authorized for the purposes of the Plan shall not be available in sufficient number to meet the purchase requirements under all outstanding Participation Elections, the Committee shall apportion the remaining available shares among participating Employees on a pro rata basis. In no case shall any apportionment of shares be made with respect to a participating Employee's election to purchase unless such election is then in effect (subject only to any suspension provided for in the Plan). The Committee shall give notice of any such apportionment and of the method of apportionment used to each participating Employee to whom shares shall have been apportioned.

18.	Government Regulations

The Plan and the obligation of the Company to issue, sell and deliver Common Stock under the Plan are subject to all applicable laws and to all applicable rules, regulations and approvals of government agencies.

19.	Amendment or Termination

The Board of Directors of the Company may at any time amend, suspend or terminate the Plan; provided, however, that no amendment (other than an amendment authorized by Section 12) may be made increasing the aggregate number of shares of Common Stock which may be issued pursuant to the Plan or changing the class of employees eligible to participate hereunder, without the approval of shareholders of the Company.

20.	Effective Date

The Plan shall become effective on January 1, 2016, subject to approval of the Plan by the holders of a majority of the outstanding voting shares of the Company prior to that date and within 12 months after the date of the Plan's adoption by said Board of Directors. In the event of the failure to obtain such shareholder approval, the Plan shall be null and void and the Company shall have no liability thereunder. No shares of Common Stock may be issued under the Plan until such shareholder approval has been obtained.

21.	Termination

Subject to earlier discontinuance in accordance with Section 19, the Plan shall terminate on December 31, 2025. Unless otherwise determined by the Committee, any unexpired Purchase Period that commenced prior to any termination date of this Plan shall continue until the last day of such Purchase Period.

Appendix B

ANADIGICS, INC.

2015 LONG TERM INCENTIVE

AND

SHARE AWARD PLAN

1.           Purposes.

The purposes of the ANADIGICS, Inc. 2015 Long Term Incentive and Share Award Plan are to advance the interests of ANADIGICS, Inc. and its shareholders by providing a means to attract, retain, and motivate employees, consultants and directors of the Company, its subsidiaries and affiliates, to provide for competitive compensation opportunities, to encourage long term service, to recognize individual contributions and reward achievement of performance goals, and to promote the creation of long term value for stockholders by aligning the interests of such persons with those of stockholders.

2.            Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Award” means any Option, Share Appreciation Right (SAR), Restricted Share, Restricted Share Unit, Performance Share, Performance Unit, Dividend Equivalent, or Other Share-Based Award granted to an Eligible Person under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing, and setting forth the terms and conditions of, an Award.

(d) “Beneficiary” means the person, persons, trust or trusts which have been designated by an Eligible Person in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Eligible Person, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto, regulations promulgated thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.

(g) “Committee” means the Compensation and HR Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an “outside director” within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

(h) “Company” means ANADIGICS, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

(i) “Director” means a member of the Board who is not an employee of the Company, a Subsidiary or an Affiliate.

(j) “Dividend Equivalent” means a right, granted under Section 5(g), to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

(k) “Eligible Person” means (i) an employee or consultant of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) a Director. Notwithstanding any provisions of this Plan to the contrary, an Award may be granted to an employee, consultant or Director, in connection with his or her hiring or retention prior to the date the employee, consultant or Director first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested or exercisable prior to the date the employee, consultant or Director first performs such services.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations promulgated thereunder.

(m) “Fair Market Value” means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee in its good faith discretion, taking into account, to the extent applicable, the requirements of Section 409A of the Code. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the mean between the high and low selling prices per Share on the immediately preceding date (or, if the Shares were not traded on that day, the next preceding day that the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially quoted on such exchange.

(n) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code and that in fact so qualifies.

(o) “Nonqualified Stock Option” or “NQSO” means any Option that is not an ISO, including an Option that is designated as an ISO but fails to qualify as such.

(p) “Option” means a right, granted under Section 5(b), to purchase Shares.

(q) “Other Share-Based Award” means a right, granted under Section 5(h), that relates to or is valued by reference to Shares.

(r) “Participant” means an Eligible Person who has been granted an Award under the Plan.

(s) “Performance Share” means a performance share granted under Section 5(f).

(t) “Performance Unit” means a performance unit granted under Section 5(f).

(u) “Plan” means this ANADIGICS, Inc. 2015 Long Term Incentive and Share Award Plan, as set forth herein and as hereafter amended from time to time.

(v) “Restricted Shares” means an Award of Shares under Section 5(d) that may be subject to certain restrictions and to a risk of forfeiture.

(w) “Restricted Share Unit” means a right, granted under Section 5(e), to receive Shares or cash at the end of a specified deferral period.

(x) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(y) “SAR” or “Share Appreciation Right” means the right, granted under Section 5(c), to be paid an amount measured by the difference between the exercise price of the right and the Fair Market Value of Shares on the date of exercise of the right, with payment to be made in cash, Shares, or property as specified in the applicable Award Agreement or determined by the Committee.

(z) “Shares” means common stock, $0.01 par value per share, of the Company, and such other securities as may be substituted for Shares pursuant to Section 4(c) hereof.

(aa) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(bb) “Termination of Service” means the termination of the Participant’s employment, consulting services or directorship with the Company, its Subsidiaries and its Affiliates, as the case may be. A Participant employed by a Subsidiary of the Company or one of its Affiliates shall also be deemed to incur a Termination of Service if the Subsidiary of the Company or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee or director of, or a consultant to, the Company, another Subsidiary of the Company or an Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered a Termination of Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation within the meaning of and subject to Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.

3.            Administration.

(a)  Authority of the Committee. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan and Section 409A of the Code, as applicable:

(i) to select Eligible Persons to whom Awards may be granted;

(ii) to designate Affiliates;

(iii) to determine the type or types of Awards to be granted to each Eligible Person;

(iv) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for vesting, lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(v) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

(vi) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

(vii) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

(viii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(ix) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(x) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

(xi) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

(xii) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(b)   Manner of Exercise of Committee Authority. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons not subject to Section 16 of the Exchange Act, to perform such other functions, including the right to exercise any authority of the Committee enumerated in Section 3(a), as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(c)   Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(d)   Limitation on Discretion. Notwithstanding any provision of the Plan or an Award Agreement to the contrary: (i) in the case of any Award which is intended to qualify as “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, if the Award Agreement so provides, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such performance-based compensation; and (ii) the Board’s and the Committee’s authority to exercise discretion with respect to the Plan and the terms and conditions of any Award granted hereunder shall be limited to the extent necessary so that neither the existence nor exercise of any such discretionary authority (A) causes an Award that constitutes nonqualified deferred compensation within the meaning of and subject to Section 409A of the Code to violate the requirements of Section 409A of the Code, or (B) causes an Award that does not constitute nonqualified deferred compensation within the meaning of and subject to Section 409A of the Code to become subject to Section 409A of the Code if doing so would cause the Award to fail to comply with the requirements of Section 409A of the Code.

(e)   No Option or SAR Repricing Without Shareholder Approval. Except as provided in the first sentence of Section 4(c) hereof relating to certain antidilution adjustments, unless the approval of shareholders of the Company is obtained, Options and SARs issued under the Plan shall not be amended to lower their exercise price and Options and SARs issued under the Plan will not be exchanged for other Options or SARs with lower exercise prices, for other awards or for cash, the effect of which would be a repricing of the Options or SARs. In no event shall the Company repurchase from a Participant or other holder any Options or SARs at such time when the exercise price of the Options or SARs is greater than the Fair Market Value of the Shares to which the Options or SARs relate.

(f)       Limitation on Committee’s Authority Under Section 409A of the Code. Notwithstanding any provision of the Plan or an Award Agreement to the contrary: (i) any adjustments, amendments, modifications, extensions, cancelations, terminations or other changes to the terms and conditions governing an outstanding Award, whether made by amendment to the Plan, an Award Agreement or otherwise (“Adjustments”), shall be subject to the following:

(i) An Adjustment made to an Award that constitutes nonqualified deferred compensation within the meaning of and subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and

(ii) An Adjustment made to an Award that does not constitute nonqualified deferred compensation within the meaning of and subject to Section 409A of the Code shall be made in such a manner as to ensure that, after such Adjustment, the Award either continues not to be subject to Section 409A of the Code or complies with the requirements of Section 409A of the Code.

In any event, neither the Board nor the Committee shall have the authority to make any Adjustments to Awards or the Plan to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant of such Award to be subject thereto as of such date of grant.

4.            Shares Subject to the Plan.

(a)   Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares (or the equivalent thereof, as applicable) reserved for issuance in connection with Awards under the Plan shall be 10,000,000, which shall apply to and include both Awards involving actual Shares (e.g., Options, Restricted Shares) and Awards that may involve other than actual Shares (e.g., SARs, Restricted Share Units, Performance Shares, Performance Units, Dividend Equivalents and Other Share-Based Awards). No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence. If an Award is forfeited, canceled, terminated, exchanged, surrendered or otherwise terminates without a distribution of Shares, a cash settlement or any other financial benefit to the Participant (e.g., the withholding of cash, Shares or other property that the Participant otherwise would have received to satisfy such Participant’s tax obligations in connection with an Award), due to the failure of the Award to vest in accordance with the Plan or applicable Award Agreement or otherwise, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination, exchange, surrender or other termination without a financial benefit to the Participant, again be available for Awards under the Plan. Notwithstanding the foregoing, any Shares (or the equivalent thereof, as applicable) counted against the number of Shares reserved and available under the Plan with respect to an Award shall not again be available for Awards under the Plan if the Shares (or the equivalent thereof, as applicable): (i) are tendered or withheld in payment of the exercise price or any tax obligations in connection with an Award; or (ii) are issued to a Participant or other optionee in connection with the exercise of any Option under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

(b)   Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (or the equivalent thereof, as applicable) with respect to which Awards may be granted during a calendar year to any Eligible Person under this Plan shall be 750,000, which maximum limit shall apply: (i) to both Awards involving actual Shares (e.g., Options, Restricted Shares) and Awards that may involve other than actual Shares (e.g., SARs, Restricted Share Units, Performance Shares, Performance Units, Dividend Equivalents and Other Share-Based Awards); and (ii) with respect to Performance Shares, Performance Units, Restricted Shares or Restricted Share Units intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code.

(c)   In the event that the Committee shall determine that any dividend in shares, recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, extraordinary distribution or other similar corporate transaction or event affects the Shares, such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate and in such manner as it may deem equitable: (i) adjust any or all of (A) the number and kind of Shares which may thereafter be issued under the Plan; (B) the number and kind of Shares, other securities or other consideration issued or issuable in respect of outstanding Awards; and (C) the exercise price, grant price or purchase price relating to any Award; or (ii) provide for a distribution of cash or property in respect of any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that, if an Award Agreement specifically so provides, the Committee shall not have discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder. Any adjustments made pursuant to this Section 4(c) shall be made subject to and in accordance with the provisions of Section 3(f) above.

(d)   Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.            Specific Terms of Awards.

(a)   General. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of Termination of Service by the Eligible Person.

(b)   Options. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

(i) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

(ii) Option Term. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option.

(iii) Time and Method of Exercise. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, that in no event may any portion of the exercise price be paid with Shares acquired under an Award granted pursuant to this Plan or upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

(iv) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

(c)    SARs. The Committee is authorized to grant SARs (Share Appreciation Rights) to Eligible Persons on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Eligible Person to whom it is granted a right to receive, with respect to each Share subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise over (2) the exercise price per Share of the SAR as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR and, in the case of a SAR granted in tandem with an Option, shall be equal to the exercise price of the underlying Option).

(ii) The Committee shall determine, at the time of grant, the time or times at which a SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, form of consideration payable in settlement, method by which Shares will be delivered or deemed to be delivered to Eligible Persons, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter and (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO.

(d)    Restricted Shares. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

(i) Issuance and Restrictions. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends or Dividend Equivalents that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

(iii) Certificates for Shares. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares and, unless otherwise determined by the Committee, the Company shall retain physical possession of the certificate and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted Shares.

(iv) Dividends. Dividends paid on Restricted Shares shall be either paid at the dividend payment date or deferred for payment to such date as determined by the Committee, in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Unless otherwise determined by the Committee, Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

(e)  Restricted Share Units. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

(i)   Award and Restrictions. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person, provided any such election complies with the provisions of Section 409A of the Code, to the extent applicable). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee at the date of grant or thereafter, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of Termination of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

 (iii) Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, Dividend Equivalents on the specified number of Shares covered by a Restricted Share Unit shall be either (A) paid with respect to such Restricted Share Unit at the dividend payment date in cash or in restricted or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Share Unit and the amount or value thereof automatically deemed reinvested in additional Restricted Share Units or other Awards, as the Committee shall determine or permit the Participant to elect, provided any such deferral and/or election comply with the provisions of Section 409A of the Code, to the extent applicable.

(f)   Performance Shares and Performance Units. The Committee is authorized to grant Performance Shares or Performance Units or both to Eligible Persons on the following terms and conditions:

(i) Performance Period. The Committee shall determine a performance period (the “Performance Period”) of one or more years or other periods and shall determine the performance objectives for grants of Performance Shares and Performance Units. Performance objectives may vary from Eligible Person to Eligible Person and shall be based upon the performance criteria as the Committee may deem appropriate. The performance objectives may be determined by reference to the performance of the Company, or of a Subsidiary or Affiliate, or of a division or unit of any of the foregoing. Performance Periods may overlap and Eligible Persons may participate simultaneously with respect to Performance Shares and Performance Units for which different Performance Periods are prescribed.

(ii) Award Value. At the beginning of a Performance Period, the Committee shall determine for each Eligible Person or group of Eligible Persons with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares, and the range of dollar values, if any, in the case of Performance Units, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Person as an Award if the relevant measure of Company performance for the Performance Period is met.

(iii) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162(m)(4)(C) of the Code and the regulations thereunder.

(iv) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon Termination of Service during the applicable Performance Period, Performance Shares and Performance Units for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares and Performance Units will be waived in whole or in part in the event of Terminations of Service resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares and Performance Units.

(v) Payment. Each Performance Share or Performance Unit may be paid in whole Shares or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of any underlying Awards to which they relate.

(h) Other Share-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a “bonus” and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 5(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(h).

6.            Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Subject to the provisions of Section 3(e) hereof prohibiting Option and SAR repricing without shareholder approval, the per Share exercise price of any Option, or grant price of any SAR, which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

(b) Term of Awards. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or a SAR exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, subject to the provisions of Section 409A of the Code, as applicable. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest, if any, to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

(d) Nontransferability. Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution (except pursuant to a valid Beneficiary designation filed with the Company in a form acceptable to it) and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person’s rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person’s creditors.

(e) Noncompetition. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with, solicit customers or employees of, or disclose or use confidential information of, the Company or its Affiliates.

7.            Performance Awards.

(a) Performance Awards Granted to Covered Employees. If the Committee determines that an Award (other than an Option or SAR) to be granted to an Eligible Person should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting, exercise and/or settlement of such Award (each, a “Performance Award”) shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(a) and applicable law, including but not limited to Section 409A of the Code, as applicable.

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(a). The performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, vested, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or Affiliates or other business units or lines of business of the Company shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), or before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin or operating expense; (8) net income; (9) Share price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, Affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 4(b) or 7(a)(v), as applicable.

(iv) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7(a). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service of the Participant or other event (including a Change of Control) prior to the end of a performance period or settlement of such Performance Awards.

(v) Maximum Annual Cash Award. The maximum amount payable upon settlement of a cash-settled Performance Unit (or other cash-settled Award) granted under this Plan for any calendar year to any Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall not exceed $1,000,000.

(b) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m) of the Code. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.            General Provisions.

(a) Compliance with Legal and Trading Requirements. The Plan, the granting and exercising of Awards hereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any stock exchange, regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or any required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

(b) No Right to Continued Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any employee, consultant or director the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate any employee’s, consultant’s or director’s employment or service at any time.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person’s tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

(d) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants, except that any such amendment or alteration shall be subject to the approval of the Company’s shareholders (i) to the extent such shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or (ii) as it applies to ISOs, to the extent such shareholder approval is required under Section 422 of the Code. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively. Without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan or any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her, except such amendment, alteration, suspension, discontinuation or termination made to comply with applicable law, including, without limitation, Section 409A of the Code, stock exchange rules or accounting rules. Notwithstanding any other provision of the Plan to the contrary, any amendment, alteration, suspension, discontinuation, termination of the Plan or any Award, or the waiver of any conditions or rights under the Plan or an Award granted hereunder by the Board or the Committee, or termination by the Board of the Committee’s right to grant Awards under the Plan, shall be subject to compliance with Section 409A of the Code and the provisions of Sections 3(d) and 3(f) of the Plan.

(e) No Rights to Awards; No Shareholder Rights. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(g) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(h) Not Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees, consultants or directors unless the Company shall determine otherwise.

(i) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of New York without giving effect to principles of conflict of laws thereof.

(k) Effective Date; Plan Termination. The Plan shall become effective as of May 5, 2015 (the “Effective Date”), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on May 4, 2025.

(l) Section 409A. This Plan and the Awards granted hereunder are intended to comply with, and shall be administered, interpreted and construed in a manner consistent with, Section 409A of the Code to the extent they are subject thereto. It is further intended that any payment or benefit provided pursuant to or under this Plan or an Award granted hereunder that is considered to be a deferral of compensation within the meaning of Section 409A of the Code shall be paid and provided in a manner, and at such time and in such form, that complies with the applicable requirements of Section 409A of the Code to avoid the imposition of additional taxes or interest thereunder or any other unfavorable tax consequences provided therein for noncompliance. The Plan and any Awards granted hereunder may be amended, to the extent permitted under Section 409A of the Code and applicable law, in any respect deemed by the Board or the Committee to be necessary in order to comply or preserve compliance with Section 409A of the Code. Notwithstanding the foregoing, the Company does not guarantee any particular tax effect with respect to any payment provided for under this Plan or an Award granted hereunder. The Company shall not be liable for any payment that is determined to result in an additional tax, penalty, or interest under Section 409A of the Code, or for reporting in good faith any payment made under this Plan or an Award granted hereunder as an amount includible in gross income under Section 409A of the Code. Participants shall remain liable for all taxes, interest or penalties imposed against them under Section 409A of the Code.

Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code as of the date of his Termination of Service, no amount that constitutes deferred compensation within the meaning of Section 409A of the Code shall be paid to the Participant on account of his Termination of Service prior to the date that is six (6) months after the date of such Termination of Service (or, if earlier, the date of death of the Participant). Any such payments to which the Participant would otherwise be entitled during the six-month period immediately following the date of his Termination of Service shall be accumulated and paid on the first day of the seventh month after such Termination of Service.

(m) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.